EXECUTION VERSION
HEI Exhibit 10.2

IN RE MAUI WILDFIRES

INDIVIDUAL SETTLEMENT AGREEMENT

This INDIVIDUAL SETTLEMENT AGREEMENT, dated as of November 1, 2024 (the “Settlement Date”), is made and entered into by and among Identified Plaintiffs’ Counsel and Defendants, who are parties to multiple lawsuits arising out of the Maui windstorm and fires of August 2023, including the fires in Lahaina, Kula, and Olinda (“Maui Fires”). This Individual Settlement Agreement, including the Individual Settlement Agreements and Releases, together with the Class Settlement Agreement that Defendants are entering into simultaneously, is intended by the Parties to fully and finally compromise, settle, resolve, discharge, release, and dismiss with prejudice on a comprehensive, global basis all Released Claims against the Releasees, as set forth below, under the terms set forth herein, subject to review and approval by the Approving Court and satisfaction of all other Conditions set forth below.

Capitalized terms have the meaning provided in Article II unless this Individual Settlement Agreement provides otherwise.

ARTICLE I: RECITALS

1.1 Multiple actions against Defendants are pending in state and federal courts arising out of the Maui Fires. Those include putative class actions, actions filed by Individual Action Plaintiffs, actions filed by Subrogation Plaintiffs, and actions filed by Defendants against one another, as well as cross-, counter-, and third-party claims in these Actions. All of the Actions allege injury—including property damage (real and personal), personal injury, wrongful death, non-economic damages such as emotional distress and inconvenience, and economic loss—incurred as a result of the Maui Fires. Plaintiffs and Subrogation Plaintiffs seek to hold Defendants liable under various theories of liability, including negligence, inverse condemnation, nuisance, trespass, and abnormally dangerous activity. Plaintiffs and Subrogation Plaintiffs seek compensatory, punitive, and exemplary damages; medical monitoring; and injunctive and other equitable relief.
1.2 On October 27, 2023, the Hon. Peter T. Cahill created a Special Proceeding for all cases that had been or would be brought by Individual Action Plaintiffs relating to the Maui Fires in the Second Circuit Court, State of Hawai‘i (Case No. 2CSP-23-0000057). On January 2, 2024, Judge Cahill appointed Jan K. Apo, Jesse Max Creed, Jacob Lowenthal, and Cynthia K. Wong as Individual Action Plaintiffs’ Liaison Counsel, and selected twenty-eight law firms to appoint one member each to the “Individual Plaintiffs’ Steering Committee.” On January 9, 2024, Liaison Counsel filed the “Individual Plaintiffs’ Master Complaint & Demand for Jury Trial” (“Master Complaint”), which was amended on June 28, 2024, in the “Individual Plaintiffs’ First Amended Master Complaint & Demand for Jury Trial” (“First Amended Master Complaint”). Pursuant to Judge Cahill’s case management orders, the First Amended Master Complaint is the operative pleading for all Individual Action Plaintiffs in the Second Circuit who filed or later file a notice of adoption of the Master Complaint. Approximately 3,000 Individual Action Plaintiffs have filed notices of adoption as of the Settlement Date.
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
1.3 On January 12, 2024, a group of Subrogation Plaintiffs filed a complaint against certain Defendants in the First Circuit Court, State of Hawai‘i, before the Hon. Dean E. Ochiai (Case No. 1CCV-24-0000068), seeking to recover for payments made to Subrogation Plaintiffs’ insureds for allegedly covered claims, including for real and personal property loss or damage, business interruption, and alternate living expenses, arising from the Lahaina fire. Two other similar lawsuits were filed in the First Circuit Court by other Subrogation Plaintiffs, Case Nos. 1CCV-24-0000179 and 1CCV-24-0000437, and several lawsuits have been filed in the Second Circuit Court by other Subrogation Plaintiffs. On October 21, 2024, Judge Ochiai entered a written order transferring each of these three cases to the Second Circuit.
1.4 On April 25, 2024, the Hon. Barry M. Kurren consolidated three class actions pending in the United States District Court for the District of Hawai‘i into a single putative class action, In re Lahaina Wildfire Litigation, which came to be identified with the Case No. 1:24-cv-00259-JAO-BMK. On June 4, 2024, Class Counsel filed a consolidated complaint. On October 29, 2024, the parties to In re Lahaina Wildfire Litigation stipulated to dismiss that case. On October 30, 2024, Class Counsel filed the Consolidated Complaint in the Second Circuit Court, State of Hawai‘i, Case No. 2CCV-24-0000964.
1.5 Defendants deny having any liability for any claims, causes of action, costs, expenses, attorneys’ fees, or damages of any kind arising out of the Maui Fires. Defendants have asserted or intend to assert legal and factual defenses against Plaintiffs’ claims in the Actions filed against them.
1.6 Plaintiffs, through their counsel, have engaged in substantial fact investigation to evaluate the merits of their claims and Defendants’ defenses, including reviewing thousands of pages of documents produced in discovery, deposing multiple witnesses (including from multiple Defendants), retaining expert consultants, and inspecting evidence and real and personal properties. Plaintiffs also have analyzed the legal issues raised by their claims and Defendants’ defenses as well as the insurance coverage, solvency, and financial resources of the Defendants to evaluate their ability to pay settlements and verdicts.
1.7 In spring 2024, Judge Cahill appointed the Hon. Louis Meisinger (ret.), the Hon. Daniel Buckley (ret.), and Keith Hunter as settlement mediators (collectively, the “Mediators”) in the Special Proceeding. Representatives of the Parties then conducted multiple mediation sessions over nearly four months. The mediation sessions included attorneys representing Individual Action Plaintiffs and Class Plaintiffs (including Class Counsel) who had filed (or intended to file) tort and any other claims related to the Maui Fires, whether on an individual, representative, or class basis in state or federal court; attorneys representing Subrogation Plaintiffs; and attorneys representing Defendants. The Mediators ultimately made a Mediators’ proposal that reflected their informed view of the maximum amount that Defendants could fairly and practicably contribute based on the facts and circumstances of the case, including potential exposure, availability of insurance, and limitations on ability to pay. The Mediators proposed that Defendants contribute the Aggregate Settlement Amount, according to a payment schedule, to reach a global settlement of all Released Claims. The Mediators also proposed what each Defendant’s respective share of the Aggregate Settlement Amount would be.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
1.8 On August 2, 2024, the Parties entered into a Term Sheet setting forth the material terms and conditions for a comprehensive global settlement to resolve, release, and forever discharge all Released Claims, expressly providing that the comprehensive global settlement fund in the amount of the Aggregate Settlement Amount must fully resolve all Released Claims, including those that had been brought or could have been brought by all Plaintiffs, including Individual Plaintiffs and Class Plaintiffs, Defendants, the Subrogation Plaintiffs, any other insurers or entities that have or may have subrogation claims, and any relevant federal agency or department.1
1.9 The Parties thereafter agreed to create two settlement funds to effectuate the global settlement contemplated by the Term Sheet: the Class Settlement Fund and the Individual Settlement Fund. Class Counsel and Liaison Counsel have agreed to decide the Individual Settlement Amount and the Class Settlement Amount through the procedure contemplated under Section 3.1.4.
1.10 The Parties negotiated two settlement agreements: the Individual Settlement Agreement, to which Identified Plaintiffs’ Counsel and Defendants are signatories, which will govern administration of the Individual Settlement Fund and the release of all Maui Fires claims by Individual Plaintiffs; and the Class Settlement Agreement, to which Class Counsel, the Class Representatives, and Defendants are signatories, which is attached hereto as Exhibit 2 and which will govern administration of the Class Settlement Fund and the release of all Maui Fires claims by Class Plaintiffs. Together, these two funds and two agreements are intended to achieve a global resolution of all Released Claims. All Parties to these agreements understand that it is a condition to either agreement becoming final and effective that the other is also final and effective.
1.11 Upon careful review and analysis, Identified Plaintiffs’ Counsel have concluded that it is in the best interests of their respective clients to settle all Released Claims against the Releasees for consideration reflected in the terms and benefits of this Individual Settlement Agreement, as well as each Individual Plaintiff’s Individual Settlement Agreement and Release. After arm’s length negotiations, including through the efforts of the Mediators, Identified Plaintiffs’ Counsel have considered, among other things: (1) the complexity, expense, and likely duration of the litigation, through trial and any appeals that might be taken; (2) the stage of the litigation and amount of fact gathering and expert development completed; (3) the potential for Defendants to prevail on the merits, in whole or in part, and as to any Defendant, on liability issues; (4) the Defendants’ defenses to damages and the challenges in proving damages as to each Individual Plaintiff; (5) the range of possible recovery; (6) each Defendant’s ability to pay; (7) the availability of insurance; (8) the benefits of a settlement at this time to Individual Plaintiffs; (9) the benefits and challenges of a global resolution and alternative resolution mechanisms, including potential bankruptcy proceedings for certain Defendants; and (10) the Mediators’ reasoned proposal, and they have determined that the Aggregate Settlement Amount and the process for determining the Individual Settlement Amount are fair, reasonable, adequate,

_______________________________
1 The Term Sheet excluded from the definition of Released Claims certain derivative and securities claims asserted against the Hawaiian Electric parties, as reflected in Section 2.2 of this Individual Settlement Agreement.
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
and in the best interests of Individual Plaintiffs, as are the terms of this Individual Settlement Agreement generally. Identified Plaintiffs’ Counsel further represent that they have no current intention to file claims arising out of the Maui Fires against any additional Persons that are not Defendants.
1.12 Upon careful review and analysis, each Defendant has similarly concluded that it is in its best interests to settle all Released Claims against all other Defendants. After arm’s length negotiations, including through the efforts of the Mediators, each Defendant has considered, among other things: (1) the complexity, expense, and likely duration of the litigation, through trial and any appeals that might be taken; (2) the stage of the litigation and amount of fact gathering and expert analysis completed; (3) the potential for both Plaintiffs and other Defendants to prevail on the merits, in whole or in part; (4) the other Defendants’ defenses to damages and the challenges in proving damages as to each other Defendant; (5) the range of possible recovery; (6) each Defendant’s ability to pay; (7) the availability of insurance; (8) the benefits of a global settlement with all Parties at this time; and (9) the Mediators’ proposal. Considering all of these factors, each Defendant has determined that the release provisions contemplated by this Individual Settlement Agreement, and included in the Individual Settlement Agreement and Release, are reasonable, fair, adequate, and in its best interests, as are the terms of this Individual Settlement Agreement generally.
1.13 The Individual Parties agree to seek review and approval of the Individual Settlement Agreement from the applicable Approving Court(s) as necessary, and will further seek orders and/or judgments dismissing all of the Actions with prejudice, as described more particularly below.
1.14 Neither the Class Settlement Agreement nor the Individual Settlement Agreement will be construed as evidence, or as an admission by Releasees of any liability or wrongdoing whatsoever, as an admission by the Plaintiffs of any lack of merit in their claims, or as evidence or an admission of the value of the Plaintiffs’ claims.
1.15 By entering this Individual Settlement Agreement, neither the State of Hawai‘i nor the County of Maui, and their respective officers, employees, and departments, waives any immunity that any of them may have, except to the extent necessary for the interpretation or enforcement of this Individual Settlement Agreement.
1.16 NOW, THEREFORE, in consideration of the agreements, promises, and covenants set forth in this Individual Settlement Agreement, the Actions and all Released Claims by all Releasors shall be settled and compromised under the following terms and conditions:

ARTICLE II: DEFINITIONS

2.1 For the purposes of this Individual Settlement Agreement, the following terms (designated by initial capitalization throughout this Individual Settlement Agreement) will have the meanings set forth in this Article. Where a term is not capitalized, it shall have its ordinary meaning, in the context of the sentence, rather than the defined meaning.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
2.2 “Actions” means all lawsuits against any Defendant(s) arising out of the Maui Fires, including all individual and putative class actions whether filed in state or federal court, and including complaints filed by Subrogation Plaintiffs, but not including derivative and securities claims asserted in the following cases: Bhangal v. HEI, et al., Case No. 3:23-cv-04332 (N.D. Cal.); Rice v. Connors, et al., Case No. 1CCV-23-0001181 (Haw. Cir. Ct.); In re Hawaiian Electric Industries, Inc. and Hawaiian Electric Company, Inc. Derivative Litigation, Case No. 3:23-cv-06627 (N.D. Cal.); In re Hawaiian Electric Industries, Inc., Stockholder Derivative Litigation, Case No. 24-cv-00164 (D. Haw.). For avoidance of doubt, nothing in this Individual Settlement Agreement should be construed to directly release, dismiss, or otherwise extinguish these derivative and securities claims.
2.3 “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Person.
2.4 “Aggregate Settlement Amount” means the $4.037 billion total, aggregate payment to be made by Defendants to Plaintiffs by funding the Class Settlement Fund and Individual Settlement Fund, or such lesser amount as may be agreed pursuant to Section 3.3 of this Individual Settlement Agreement, and Section 3.3 of the Class Settlement Agreement. For avoidance of doubt, the Aggregate Settlement Amount includes the amount paid to the County under Section 4.1.2(k), which is paid from the Individual Settlement Fund.
2.5 “Approved Investments” shall have the meaning specified in Section 3.2.3.
2.6 “Approving Court” shall mean any court of competent jurisdiction to which a motion, petition, or request is made to approve or authorize the implementation of the Class Settlement Agreement or Class Settlement Plan, in whole or in part, or the Individual Settlement Agreement, or any Individual Settlement Agreement and Release, or the Individual Settlement Plan, in whole or in part.
2.7 “Class Counsel” means the class action counsel who are signatories to the Class Settlement Agreement.
2.8 “Class Representatives” means the named plaintiffs in the Consolidated Complaint.
2.9 “Class Settlement Agreement” means the settlement agreement signed by Class Counsel, the Class Representatives, and Defendants to provide for the release of all Released Claims by Class Plaintiffs, attached hereto as Exhibit 2.
2.10 “Class Settlement Amount” means the total payment to be made to the Class Settlement Fund by the Defendants out of the Aggregate Settlement Amount, or such lesser amount as may be agreed pursuant to Section 3.3, as determined by Section 3.1.4.
2.11 “Class Settlement Fund” has the meaning described in Article III of the Class Settlement Agreement.
2.12 “Conditions” has the meaning provided for in Section 3.3.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
2.13 “Consolidated Complaint” is the operative class action complaint in Burnes, et al. v. Hawaiian Electric Co., Inc., et al., Case No. 2CCV-24-0000964 (Haw. Cir. Ct.)
2.14 “Defendant Releasors” shall refer jointly and severally, individually and collectively to all Defendants, and their respective past and present, direct and indirect, parents, guardians, conservators, fiduciaries, next friends, subsidiaries, Affiliates, officers, directors, employees, agents, legal representatives, servants, and representatives (and any of the foregoing listed Persons’ past and present officers, directors, employees, agents, attorneys, servants, and representatives), insurers (including any Subrogation Insurers), any person who may be a claimant under Hawai‘i Revised Statute § 663-3, and the predecessors, successors, heirs, executors, administrators, and assigns of each of the foregoing.
2.15 “Defendants” means all of the following Persons:
2.15.1 The State of Hawai‘i and all of its subdivisions, agencies, and departments (the “State”);
2.15.2 The County of Maui and all of its subdivisions, agencies, and departments (the “County”);
2.15.3 Hawaiian Electric Company, Inc. and Hawaiian Electric Industries, Inc. (together “Hawaiian Electric”). (For the avoidance of doubt, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc. are not Defendants, although they are named as defendants in pending Actions. They are intended beneficiaries of this Individual Settlement Agreement, and are Releasees);
2.15.4 The Trustees of the Estate of Bernice Pauahi Bishop: Elliot Kawaiho‘olana Mills, Crystal Kauilani Rose, Jennifer Noelani Goodyear-Ka‘ōpua, Michelle Ka‘uhane, and Robert K.W.H. Nobriga, in their fiduciary capacities as said Trustees, and not in their individual capacities (collectively, “KS”);
2.15.5 Spectrum Oceanic, LLC (“Spectrum”) and Charter Communications, Inc.;
2.15.6 Cincinnati Bell Inc. and Hawaiian Telcom, Inc. (collectively, “Hawaiian Telcom”); and
2.15.7 The West Maui Land Company, Inc. and certain Affiliates, including Launiupoko Irrigation Company, Inc., Hope Builders Holding LLC, Kauaula Land Company LLC, Makila Land Co., LLC, Hope Builders LLC nka Hope Builders, Inc., Launiupoko Water Company, Inc., Kauaula Land Company LLC, Kipa Centennial LLC, Wainee Land & Homes, LLC, Peter Klint Martin, individually and as trustee of the Peter Klint Martin Revocable Trust, JV Enterprises, LLC, Donna Anne Poseley, individually and as personal representative of the Estate of Douglas Poseley, Jeanne Riley, as trustee of the Jeanne Riley Trust and Successor Trustee of the James Riley trust, Makila Ranches Homeowners Association, Inc., Makila Ranches, Inc., and Olowalu Elua Associates LLC (collectively, “West Maui Land”).
2.16 “Defendants’ IP Administration Share” has the meaning specified in Section 3.1.5.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
2.17 “Eligible Relatives” means any surviving spouse of, reciprocal beneficiary of, child of, father of, mother of, and any person wholly or partly dependent upon a person who died or suffered physical injury due to the Maui Fires, or any other Person who asserts a claim based on the death or physical injury of another due to the Maui Fires.
2.18 “Final Approval” means the Approving Court issuing an order granting the motion described in Section 9.4 of the Class Settlement Agreement.
2.19 “Final Order and Judgment” means the final judgment and order entered by the Approving Court finally approving the Class Settlement Agreement and Class Settlement Plan as set forth in Section 9.4 of the Class Settlement Agreement.
2.20 “Final and Unappealable” means, with respect to a judgment, order, or opinion, that such judgment, order, or opinion has achieved any one of the following criteria: (1) all Persons with a right to appeal the judgment, order, or opinion have waived or forfeited their right to do so; (2) the time to appeal has expired with no appeal filed; (3) the judgment, order, or opinion has been affirmed by an appellate court with no further possibility of appeal; or (4) all appeals from the judgment, order, or opinion have been dismissed.
2.21 “First Amended Master Complaint” has the meaning specified in Section 1.2.
2.22 “Government Entities” means any government agency, department, division, subdivision, unit, component, bureau, commission, office, board, or instrumentality of any kind, including federal, state, and municipal entities, that could assert any Released Claim against any Releasee.
2.23 “Hawaiian Electric” has the meaning specified in Section 2.15.3.
2.24 “Holdback Claim” has the meaning specified in Section 8.3.3.
2.25 “Holdback Credit” has the meaning specified in Section 8.3.4.
2.26 “Holdback Fund” has the meaning specified in Section 8.3.
2.27 “Holdback Remainder Amount” has the meaning specified in Section 8.3.5(c).
2.28 “Identified Plaintiffs’ Counsel” mean the attorneys representing Individual Action Plaintiffs who are signatories to this Individual Settlement Agreement.
2.29 “Individual Action Plaintiffs” means individual plaintiffs who have pending Actions as of the Settlement Date.
2.30 “Individual Defendant Aggregate Contribution” means the sum of each Defendant’s Individual Defendant Class Contribution and Individual Defendant IP Contribution.
2.31 “Individual Defendant Class Contribution” means the amount each Defendant has agreed to contribute to the Class Settlement Fund, as described in the Class Settlement Agreement.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
2.32 “Individual Defendant IP Contribution” means the amount each Defendant has agreed to contribute to the Individual Settlement Fund, as further described in Sections 3.1 and 3.3.
2.33 “Individual Parties” means the Individual Plaintiffs, Identified Plaintiffs’ Counsel, and Defendants.
2.34 “Individual Plaintiff Releasors” shall refer jointly and severally, individually and collectively to all Individual Plaintiffs, and their respective past and present, direct and indirect, estates, parents, children, spouses, issue, beneficiaries, guardians, conservators, fiduciaries, next friends, next of kin, subsidiaries, Affiliates, officers, directors, employees, agents, attorneys, servants, representatives, general partners, limited partners, members, managers, member managers, and joint venturers (and any of the foregoing listed Persons’ past and present officers, directors, employees, agents, attorneys, servants, representatives, general partners, limited partners, members, managers, member managers, and joint venturers), insurers (including any Subrogation Insurers), any Person who may be a claimant under Hawai‘i Revised Statute § 663-3, Eligible Relatives, and the predecessors, successors, heirs, executors, trustees, administrators, and assigns of each of the foregoing.
2.35 “Individual Plaintiffs” means all Persons who timely and validly execute a signed Individual Settlement Agreement and Release in the form attached hereto as Exhibit 4.
2.36 “Individual Settlement Administration Expenses” means the costs incurred in administering this Individual Settlement Agreement, including payments to the Individual Settlement Administrator, all of which will be paid from the Individual Settlement Fund, except as specified in Section 3.1.5.
2.37 “Individual Settlement Administrator” has the meaning specified in Section 3.8.
2.38 “Individual Settlement Agreement” means this settlement agreement and all accompanying exhibits, including any subsequent amendments thereto and any exhibits to such amendments.
2.39 “Individual Settlement Agreement and Release” means the document that each Individual Plaintiff must sign to become an Individual Plaintiff, attached hereto as Exhibit 4.
2.40 “Individual Settlement Amount” means the total payment to be made to the Individual Settlement Fund by the Defendants out of the Aggregate Settlement Amount, or such lesser amount as may be agreed pursuant to Section 3.3, as determined by Section 3.1.4.
2.41 “Individual Settlement Fund” means the fund created to provide Monetary Awards to Individual Plaintiffs, as described in this Individual Settlement Agreement.
2.42 “Individual Settlement Percentage” means the Individual Settlement Amount divided by the Aggregate Settlement Amount, or such lesser amount as may be agreed pursuant to Section 3.3.
2.43 “Individual Settlement Plan” has the meaning described in Article IV.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
2.44 “Initial Defendant Payment” means the total amount due to be paid by each individual Defendant on the Initial Payment Due Date to the Class Settlement Fund and the Individual Settlement Fund (cumulatively) but does not include any subsequent payments pursuant to a payment schedule.
2.45 “Initial Payment Due Date” means the initial deadline for each Defendant to make its Initial Defendant Payment as described in Section 3.3.
2.46 “Liaison Counsel” means the court-appointed Liaison Counsel pursuant to Case Management Order No. 1 entered in the Special Proceeding who are signatories to this Individual Settlement Agreement, namely Cynthia K. Wong, Jesse Max Creed, Jacob Lowenthal, and Jan K. Apo. All obligations of Liaison Counsel set forth in Section 3.8 and Article IV will be performed by a committee created by the Individual Plaintiffs’ Steering Committee (as that Committee is defined in Case Management Order No. 1 dated January 2, 2024) consisting of all major plaintiff stakeholders in the settlement, as may be decided among the Individual Plaintiffs’ Steering Committee.
2.47 “Litigation Trustee” means an individual appointed by Plaintiffs’ Counsel and approved by the Court to manage any litigation arising from non-payment of any part of an Individual Aggregate Defendant Contribution. For the avoidance of doubt, the “Litigation Trustee” is the same individual designated “Litigation Trustee” in the Class Settlement Agreement.
2.48 “Master Complaint” has the meaning specified in Section 1.2.
2.49 “Maui Fires” has the meaning as specified in the opening paragraph of this Individual Settlement Agreement.
2.50 “Mediators” has the meaning as specified in Section 1.7.
2.51 “Monetary Award” means the payment of money from the Individual Settlement Fund to an Individual Plaintiff as set forth in Section 4.1.
2.52 “Necessary Approvals” means those Conditions identified in Section 3.3.1(a), (b), (c), and (d).
2.53 “Necessary Holdback Amount” has the meaning specified in Section 8.3.5(b).
2.54 “Non-Participant” means any Person who is a member of the Settlement Class, as defined in Section 2.77 of the Class Settlement Agreement, who opts out and, as of the day after the Return Date, is not an Individual Plaintiff.
2.55 “Non-State Defendants” means all Defendants except for the State.
2.56 “One Ohana Fund” means the Maui Wildfires Compensation Program entered into on March 1, 2024.
2.57 “Parties” means, collectively, Defendants and Plaintiffs.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
2.58 “Person” means an individual, corporation, company, partnership, limited liability company, joint venture, association, trust, or other entity, including a government agency, division, or department.
2.59 “Plaintiffs” means, collectively, all Individual Plaintiffs and Class Plaintiffs.
2.60 “Plaintiffs’ Counsel” means, collectively, Class Counsel and Liaison Counsel.
2.61 “Preliminary Approval” means an Approving Court issuing an order granting the motion described in Article IX of the Class Settlement Agreement.
2.62 “Released Claims” means all claims, counterclaims, cross-claims, actions, rights, disputes, and causes of action of any kind or nature whatsoever, including claims for relief, damages, liabilities, suits, arbitrations, costs, expenses, compensations, fees, attorneys’ fees, experts’ and consultants’ fees, demands, injuries, and/or losses, including, but not limited to, economic losses, medical expenses, emotional distress, property damage, diminution in property value, business interruption damages, lost profits, personal injury, medical monitoring, wrongful death, contribution, and indemnity, whether based on federal, state, local, common, or foreign law, in contract, statute, rule, ordinance, administrative provision or regulation, tort, equity, or otherwise, whether foreign or domestic, whether asserted or unasserted, known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, discoverable or undiscoverable, foreseen or unforeseen, fixed or contingent, accrued or unaccrued, direct or indirect, including those that are concealed or hidden, whether class or individual in nature, past, present, or future, in contract, statute, tort, equity, or otherwise, arising from, resulting from, due to, or relating in any way to the Maui Fires.
2.63 “Releasees” shall refer jointly and severally, individually and collectively to Defendants and all of their past, present, and future, direct or indirect, respective departments, holding companies, Affiliates, related companies, parent entities, subsidiaries, predecessors, and successors; all of their respective past, present, and future, direct or indirect, employees, stockholders, shareholders, officers, directors, boards of directors, agents, advisors, accountants, attorneys, representatives, employees, adjusters, insurers, reinsurers, assigns, general partners, limited partners, members, managers, member managers, funds, investors, co-investors, investment managers, investment vehicles, investment accounts, portfolio companies, principals, joint venturers, transferees, heirs, beneficiaries, executors, estate administrators, trustees, associates, or personal representatives, contractors, subcontractors, and vendors. The Releasees shall include, without limitation, the Persons listed on Exhibit 5 hereto. Releasees that are not Defendants are intended third-party beneficiaries under the Class Settlement Agreement that have relied upon and may enforce the Class Settlement Agreement.
2.64 “Releasors” shall refer collectively to Individual Plaintiff Releasors and Defendant Releasors.
2.65 “Return Date” means the deadline for Individual Plaintiffs to provide the Administrator with signed Individual Settlement Agreement and Releases, which shall be 60 days after the deadline to opt out of the Settlement Class.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
2.66 “Settlement Date” has the meaning specified in the opening paragraph of this Individual Settlement Agreement.
2.67 “Special Proceeding” means that special proceeding opened in the Second Circuit Court, State of Hawai‘i, by Judge Cahill on October 27, 2023, captioned In the Matter of the Petition for the Coordination of Individual Plaintiffs Maui Fires Cases, Case No. 2CSP-23-0000057.
2.68 “Subrogation Plaintiffs” means all plaintiffs in the following actions originally filed as: Amguard Insurance, et al. v. MECO, et al., Case No. 1CCV-24-0000068 (Haw. Cir. Ct.); Certain Underwriters at Lloyd’s London Subscribing to Policy Number TRIB223061 v. MECO, et al., Case No. 1CCV-24-0000179 (Haw. Cir. Ct.); Hyundai Marine & Fire Insurance Company, Ltd. v. MECO, et al., Case No. 1CCV-24-0000437 (Haw. Cir. Ct.); The Dentist Insurance Co. v. MECO, et al., Case Nos. 2CCV-24-0000668, 2CCV-24-0000800, 2CCV-24-0000801, 2CCV-24-0000802 (Haw. Cir. Ct.). Subrogation Plaintiffs also include any other insurance carriers with subrogation claims arising out of the Maui Fires that are represented by any law firm in those actions, and, for the avoidance of doubt, other Persons to whom any insurance carrier has assigned the rights, title, interest, or proceeds of a subrogation claim arising out of the Maui Fires.
2.69 “Subrogation Insurers” means any insurer or insurance syndicate that paid, or reserved for future payment, any property damage claims (including business loss or interruption) arising out of the Maui Fires, including but not limited to the Subrogation Plaintiffs, and, for the avoidance of doubt, other Persons to whom any such insurer or insurance syndicate has assigned the rights, title, interest, or proceeds for claims arising out of such payments or reservations.
2.70 “Term Sheet” means that certain settlement term sheet dated August 2, 2024.
2.71 “Termination Event” has the meaning specified in Section 8.1.2.
2.72 Unless the context requires otherwise, (i) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (ii) the word “or” shall be construed in its inclusive sense to have the same meaning and effect as the words “and/or”; (iii) the word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not simply mean “if”; (iv) references to “day” or “days” in the lower case are to calendar days, but if the last day is a Saturday, Sunday, or legal holiday (as defined in Haw. Rev. Stat. § 8-1), the period will continue to run until the end of the next day that is not a Saturday, Sunday, or legal holiday; (v) references to this Individual Settlement Agreement will include all exhibits, schedules, and annexes hereto; (vi) references to any law will include all rules and regulations promulgated thereunder; (vii) the terms “include,” “includes,” and “including” will be deemed to be followed by “without limitation,” whether or not they are in fact followed by such words or words of similar import; (viii) when a capitalized singular form of a plural defined term is used, it refers to any one of the defined term; (ix) when a capitalized plural form of a singular defined term is used, it refers to one or more of the defined term; (x) references to dollars or “$” are to United States dollars; and (xi) all day and time references are based on Hawai‘i Standard Time.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
ARTICLE III: SETTLEMENT FUND
3.1 Defendant Aggregate Contributions. In consideration of the releases set forth in Article VII of this Individual Settlement Agreement and Article VII of the Class Settlement Agreement, the dismissal with prejudice of the Actions, and the terms and conditions of both the Individual Settlement Agreement and the Class Settlement Agreement, each Defendant will, in addition to performing its other obligations set forth in this Individual Settlement Agreement, pay or cause to be paid its Individual Defendant Aggregate Settlement Contribution at the times and in the amounts set forth in Section 3.3 of this Individual Settlement Agreement and Section 3.3 of the Class Settlement Agreement, with each Defendant’s Individual Defendant Aggregate Contribution being the amount that has been agreed upon by that Defendant with the Mediators.
3.1.1 A Defendant’s payment of its Individual Defendant Aggregate Contribution into the Class and Individual Settlement Funds shall satisfy all monetary obligations of that Defendant under both this Individual Settlement Agreement and the Class Settlement Agreement. In no event shall any Defendant be required to pay more than its Individual Defendant Aggregate Contribution.
3.1.2 Defendants are not jointly liable for the whole amount to be paid into the Class Settlement Fund and Individual Settlement Fund, or either of them. Any failure by any Defendant to timely pay all or part of its Individual Defendant Aggregate Contribution—including either its Individual Defendant Class Contribution or its Individual Defendant IP Contribution—shall not affect the effectiveness of any release of any Released Claim, including as to any other Defendant (and its associated Releasees), nor provide Plaintiffs a cause of action against any Defendant (or its associated Releasees) other than the non-paying Defendant for that payment.
3.1.3 Each Defendant’s contribution to the One Ohana Fund shall be a credit that will be applied dollar-for-dollar as a partial payment of its Individual Defendant Aggregate Contribution, and the Aggregate Settlement Amount includes such contributions.
3.1.4 Individual Settlement Amount. The Class Settlement Amount and the Individual Settlement Amount will be determined in accordance with the terms and conditions set forth in Exhibit 10. The procedures set forth in Exhibit 10 to determine the Class Settlement Amount and the Individual Settlement Amount may not modify or add to any provision of this Individual Settlement Agreement or the Class Settlement Agreement, including, but not limited to, the definition of the Settlement Class in the Class Settlement Agreement, the Releases under Section VII, the Aggregate Settlement Amount, and the terms of Section 4.1.2(k). For avoidance of doubt, no requirement in this Individual Settlement Agreement may be altered without the written consent of all signatories to this Individual Settlement Agreement.
3.1.5 Individual Settlement Administration Expenses. Defendants will be responsible for, in addition to the Aggregate Settlement Amount, 50% of the Individual Settlement Administration Expenses, up to a cap of $15 million, which shall be known as the Defendants’ IP Administration Share. The Defendants’ IP Administration Share will be paid from the sources as follows in the following order. First, all interest generated by the principal amounts contributed to the One Ohana Fund will be exhausted. Second, if, and only if, that
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
interest is exhausted, then any refund to the County of amounts it previously contributed to the One Ohana Fund will be exhausted, and this shall satisfy the County’s full and total obligation to pay any remaining IP Administration Share. Third, if, and only if, these first two sources are exhausted, the remaining Defendants will collectively pay the remainder of Defendants’ IP Administration Share, with each Defendant paying a proportion that corresponds to its Individual Defendant Aggregate Contribution divided by the Aggregate Settlement Amount.

3.2 Creation of Individual Settlement Fund.
3.2.1 Upon payment of any portion of any Individual Defendant IP Contribution into the Individual Settlement Fund, the Individual Settlement Fund shall become a “qualified settlement fund,” as defined in 26 C.F.R. § 1.468B-1. Liaison Counsel or the Individual Settlement Administrator shall establish accounts that together will be designated as a “qualified settlement fund,” as defined in 26 C.F.R. § 1.468B-1, pursuant to the Internal Revenue Code.
3.2.2 Neither the Individual Parties nor the Individual Settlement Administrator shall take any position in any filing or before any tax authority that is inconsistent with treating the Individual Settlement Fund as a “qualified settlement fund,” as defined in 26 C.F.R. § 1.468B-1. Each Defendant shall be a “transferor,” and the Individual Settlement Administrator shall be the “administrator” of the Individual Settlement Fund within the meaning of 26 C.F.R. §§ 1.468B-1(d)(1) and 1.468B-2(k)(3), respectively. As a result, the Individual Settlement Administrator will be responsible for all tax paying, filing, withholding, and reporting obligations of the “qualified settlement fund,” including, without limitation, those arising from any payments made from the Individual Settlement Fund, including any reporting required on IRS Form 1099 for distributions made from the Individual Settlement Fund. The Individual Parties agree to take all necessary and reasonable actions to qualify the Individual Settlement Fund pursuant to the United States Treasury Regulations.
3.2.3 The Individual Settlement Administrator shall hold the cash in the Individual Settlement Fund in one or more account(s) that are either (i) FDIC-insured and/or (ii) invested in securities backed by the full faith and protection of the U.S. Government (either in the form of U.S. Treasury bonds or in the form of a Treasury securities money market account) (“Approved Investments”). The Individual Settlement Administrator shall make such investments in Approved Investments on the same day it receives Individual Settlement Fund payments. During any settlement period and/or when cash is in the Individual Settlement Administrator’s account prior to the payment to Individual Plaintiffs, the Individual Settlement Administrator shall hold such cash in FDIC-insured accounts, providing FDIC insurance for all such funds. The Individual Settlement Administrator shall take all precautions necessary to ensure that the funds are used solely for the purposes authorized by this Individual Settlement Agreement.
3.2.4 Defendants shall have no responsibility or liability relating to the administration, investment, or distribution of the Individual Settlement Fund, including any risk of bank failures, seizures, freezes, or fraudulent or incorrect payments, which shall be the sole responsibility of Identified Plaintiffs’ Counsel and the Individual Settlement Administrator. Individual Plaintiffs and Identified Plaintiffs’ Counsel bear all risk and liability in the event that the bank is placed into receivership or conservatorship, and Individual Plaintiffs cannot access or
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
receive some or all of the funds from the Individual Settlement Amount. Any such bank receivership or conservatorship shall not limit or otherwise affect the releases of the Releasees, as defined pursuant to the Individual Settlement Agreement.
3.2.5 Identified Plaintiffs’ Counsel and the Individual Settlement Administrator will segregate KS’s Individual Defendant IP Contribution from the contributions of the other Defendants in a separate account that is part of the Individual Settlement Fund. The distributions from this account shall be used to pay claims related to the Lahaina fire only.

3.3 Timing of Payments to Individual Settlement Fund.
3.3.1 No payment by any Defendant will be due until the Initial Payment Due Date. The Initial Payment Due Date shall be 30 days after each of the following Conditions has been satisfied, except for the Condition specified in subsection (f), which, per Section 5.2, must occur on or before the Initial Payment Due Date:
(a) As to the State, the enactment of legislation appropriating funds for the State’s Individual Defendant Aggregate Contribution;
(b) As to KS, approvals of KS’s Individual Defendant Aggregate Contribution through: (1) written fiduciary affirmation letters from the State Attorney General (as parens patriae); (2) fiduciary approvals from the State Probate Court (in KS’ open-probate case), in a Final and Unappealable order; and (3) tax approvals from the Internal Revenue Service (as a tax-exempt organization), in a Private Letter Ruling. For these approvals, KS must complete and submit to regulators its fiduciary reviews of expected liabilities, financial capacities, the Class Settlement Plan (as defined in the Class Settlement Agreement), and the Individual Settlement Plan, to determine if its Individual Defendant Aggregate Contribution is, among other things, prudent, fiduciarily justified, and without impermissible private benefit;
(c) Final Approval of the Class Settlement Agreement and Class Settlement Plan;
(d) Any other approvals necessary to render any release provided by any Plaintiff, including any Class or Individual Plaintiff, enforceable;
(e) Satisfaction of the requirements set forth in Section 5.1.1 or Section 5.1.2;
(f) Satisfaction of the requirement set forth in Section 5.2;
(g) The Final Order and Judgment has become Final and Unappealable;
(h) The deadlines for exercising all termination rights set forth in Article VIII have passed with no Party validly exercising such termination rights; and
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
(i) The Approving Court has made a Final and Unappealable good-faith determination approving the Class Settlement Agreement and Individual Settlement Agreement in accordance with Section 9.3.
3.3.2 Each Defendant will pay its Individual Defendant IP Contribution according to the following schedule:
3.3.3 For Hawaiian Electric, the Individual Settlement Percentage multiplied by $478,750,000 on the Initial Payment Due Date, and three additional payments of the Individual Settlement Percentage multiplied by $478,750,000 that are, in each case, made one year and one day after the previous one, plus the amount refunded by the One Ohana Fund of the principal amount Hawaiian Electric contributed to the One Ohana Fund (not including interest) multiplied by the Individual Settlement Percentage within 30 days of Hawaiian Electric’s receipt of such funds, provided that, at Hawaiian Electric’s option, Hawaiian Electric may accelerate all or any portion of amounts due after the Initial Payment Due Date, in which case, subject to Section 3.4, such accelerated payments shall be discounted at the rate of 5.5%, with a corresponding reduction in its Individual Defendant IP Contribution and Individual Defendant Aggregate Contribution, as well as the Aggregate Settlement Amount and the Individual Settlement Amount.
(a) Hawaiian Electric further agrees to the conditions under Appendix B.
3.3.4 For the State of Hawai‘i, $201,875,000 multiplied by the Individual Settlement Percentage on the Initial Payment Due Date, and $201,875,000 multiplied by the Individual Settlement Percentage on each of the three successive anniversaries of the Initial Payment Due Date, plus the amount refunded by the One Ohana Fund of the principal amount the State of Hawai‘i contributed to the One Ohana Fund (not including interest) multiplied by the Individual Settlement Percentage within 30 days of the State of Hawai‘i’s receipt of such funds.
3.3.5 For KS, $213,750,000 multiplied by the Individual Settlement Percentage on the Initial Payment Due Date, and $213,750,000 multiplied by the Individual Settlement Percentage on each of the three successive anniversaries of the Initial Payment Due Date, provided that, at KS’s option, KS may accelerate all or any portion of amounts due after the Initial Payment Due Date, plus the amount refunded by the One Ohana Fund of the principal amount KS contributed to the One Ohana Fund (not including interest) multiplied by the Individual Settlement Percentage within 30 days of KS’s receipt of such funds.
3.3.6 For Hawaiian Telcom, $97,500,000 multiplied by the Individual Settlement Percentage on the Initial Payment Due Date, plus the amount refunded by the One Ohana Fund of the principal amount Hawaiian Telcom contributed to the One Ohana Fund (not including interest) multiplied by the Individual Settlement Percentage within 30 days of Hawaiian Telcom’s receipt of such funds.
3.3.7 For Spectrum, $177,500,000 multiplied by the Individual Settlement Percentage on the Initial Payment Due Date, plus the amount refunded by the One Ohana Fund
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
of the principal amount Spectrum contributed to the One Ohana Fund (not including interest) multiplied by the Individual Settlement Percentage within 30 days of Spectrum’s receipt of such funds.
3.3.8 For West Maui Land, $9,500,000 multiplied by the Individual Settlement Percentage on the Initial Payment Due Date, plus the amount refunded by the One Ohana Fund of the principal amount West Maui Land contributed to the One Ohana Fund (not including interest) multiplied by the Individual Settlement Percentage within 30 days of West Maui Land’s receipt of such funds.
3.3.9 If a Defendant elects to make an accelerated payment, such Defendant will provide written notice to Plaintiffs’ Counsel thirty (30) days prior to the date of such payment. Such notice shall set forth the amount of the accelerated payment, how the amount was calculated (including which payment(s) is/are accelerated), and the schedule of remaining payments. Any dispute about the calculations shall be subject to the dispute resolution provision in Section 10.2.
3.4 Holdback. In accordance with Section 8.3, the Class Settlement Administrator and the Individual Settlement Administrator shall hold back certain funds from each payment by any Defendant to the Class Settlement Fund or Individual Settlement Fund.
3.5 Uses of Settlement Fund. All Monetary Awards to Individual Plaintiffs, Individual Settlement Administration Expenses (except as specified in Section 3.1.5), and payments to Subrogating Insurers or for medical or other liens for Individual Plaintiffs, if any, as to Released Claims, and payments or amounts due on Holdback Claims per Section 8.3, shall be paid exclusively from the Individual Settlement Fund. The Individual Settlement Fund and Class Settlement Fund are, collectively, the sole sources of recovery for Plaintiffs, Non-Participants, Government Entities, and Subrogation Insurers for any Released Claims.
3.6 Taxes. All Individual Plaintiffs shall agree to be solely responsible for, and be legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by them to any national, federal, state, local, regional, or any other governmental taxing authority as a result of any payment made in connection with this Individual Settlement Agreement. Identified Plaintiffs’ Counsel understand, and Individual Plaintiffs must affirm that they understand, that Defendants have not made, and they do not rely upon, any representations regarding the tax treatment of the payments made in connection with this Individual Settlement Agreement. Moreover, Individual Plaintiffs shall agree to indemnify and hold Defendants and Releasees harmless if any governmental taxing authority asserts against any Defendant or other Releasee any claim for unpaid taxes, failure to withhold taxes, penalties, or interest based upon any payment made in connection with this Individual Settlement Agreement.
3.7 Attorneys’ Fees and Costs.
3.7.1 Attorneys for Individual Plaintiffs will be compensated by Individual Plaintiffs consistent with the terms of agreements between them and applicable law.
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
3.7.2 For the avoidance of doubt, Defendants shall have no responsibility for any payments beyond their Individual Defendant Aggregate Contributions, and no responsibility to pay any fees or costs other than insofar as those fees and costs are paid from, in the aggregate, the Class Settlement Fund and Individual Settlement Fund. Plaintiffs shall have no responsibility to pay any fees or costs of any Defendant except where specified in this Individual Settlement Agreement.
3.7.3 Defendants shall bear each of their own attorneys’ fees and costs incurred in the Actions and this Individual Settlement Agreement.
3.8 Individual Settlement Administrator.
3.8.1 Liaison Counsel and Defendants will agree on a neutral party within 20 days of the Settlement Date, whose tasks under this Individual Settlement Agreement are limited to implementing this Section. Liaison Counsel will use a competitive bidding process to assess candidates to be the Individual Settlement Administrator. Liaison Counsel will thereafter submit their selected candidate to the neutral appointed under this Section, in addition to all of the bids they received. That neutral will have the unilateral right to approve or disapprove the candidate for appointment as the Individual Settlement Administrator, based solely on an assessment whether, taking into account the bids, the amounts proposed to be paid to the candidate for Individual Settlement Administrator are reasonable. The neutral will not be limited, in assessing the candidate, to approving only the candidate who submitted a bid with the lowest proposed fees.
3.8.2 Liaison Counsel will request that the Approving Court appoint the candidate ultimately selected pursuant to Section 3.8.1 as Individual Settlement Administrator. Except as expressly stated in this Individual Settlement Agreement, Defendants shall not have any responsibility, authority, or liability for the selection of the Individual Settlement Administrator, the administration of the Individual Settlement Agreement or the Individual Settlement Plan, receiving and responding to any inquiries from Individual Plaintiffs, or disbursement of funds to Individual Plaintiffs. For avoidance of doubt, the Class Settlement Administrator may be the same Person as the Individual Settlement Administrator. The Individual Settlement Administrator’s rights, obligations, responsibilities, and authority shall include the following:
3.8.3 The Individual Settlement Administrator shall administer the settlement according to the terms of this Individual Settlement Agreement and the Individual Settlement Plan. The Individual Settlement Administrator shall have the authority to perform all actions, to the extent not expressly prohibited by, or otherwise inconsistent with, this Individual Settlement Agreement or the Individual Settlement Plan, deemed by the Individual Settlement Administrator and any consultants retained by the Individual Settlement Administrator to be reasonably necessary for the efficient and timely administration of this Individual Settlement Agreement and the Individual Settlement Plan.
3.8.4 The Individual Settlement Administrator shall determine eligibility of Individual Plaintiffs for Monetary Awards according to the terms of this Individual Settlement Agreement and the Individual Settlement Plan, and shall create administrative procedures and
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
administrative processes supplementary to those specified in this Individual Settlement Agreement and the Individual Settlement Plan that provide further specific details about how the Individual Settlement Fund is administered, and/or other aspects of this Individual Settlement Agreement and the Individual Settlement Plan; provided, however, that such procedures comply with and are in no way inconsistent with the terms of this Individual Settlement Agreement and the Individual Settlement Plan.
3.8.5 The Individual Settlement Administrator shall be compensated for its reasonable and necessary charges incurred in the performance of the position at a reasonable rate for the services to be performed, as approved by Liaison Counsel, and such approved compensation shall be part of the Individual Settlement Administration Expenses.
3.8.6 Beginning the first January after appointment, the Individual Settlement Administrator will provide annual financial reports to the Court, Defendants, and Liaison Counsel, based on information from the preceding year, regarding: (a) the number of Individual Plaintiffs who received Monetary Awards, and the number of Individual Plaintiffs who sought but were found by the Individual Settlement Administrator not to qualify for Monetary Awards; (b) the monetary amounts paid through Monetary Awards; (c) the number of Individual Plaintiffs for whom appeals are pending regarding Monetary Awards; (d) the identification/breakdown of any law firms representing Individual Plaintiffs; (e) administrative costs, including a summary accounting of the administrative expenses incurred by the Individual Settlement Administrator; (f) the projected expenses/administrative costs over the next calendar year; (g) the monies remaining in the Individual Settlement Fund; and (h) any other information requested by the Court, Defendants, or Liaison Counsel.
3.8.7 The Defendants may elect, at their own expense, to cause an audit to be performed by a certified public accountant of the financial records of the Individual Settlement Administrator, and the Individual Settlement Administrator shall cooperate in good faith with the audit. Audits may be conducted at any time. Complete copies of the audit findings report will be provided to the Court and to any Defendant or Liaison Counsel that pays their pro-rata share of the cost of the audit.
3.8.8 If the Individual Settlement Administrator resigns or otherwise cannot perform its duties and responsibilities under the Individual Settlement Agreement, a replacement will be selected by Liaison Counsel.
3.9 Website. Liaison Counsel in conjunction with the Individual Settlement Administrator will establish and maintain a public website containing information about the Individual Settlement Agreement.

ARTICLE IV: PARTICIPATION IN THE INDIVIDUAL SETTLEMENT
4.1 Individual Settlement Plan. Liaison Counsel will work with the Individual Settlement Administrator to develop an Individual Settlement Plan for the administration of the Individual Settlement Fund. Liaison Counsel will file the final version of the Individual
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
Settlement Plan publicly with the Approving Court along with a request that the Approving Court approve that plan.
4.1.1 In the event that the Approving Court requires changes to the Individual Settlement Plan, the Individual Parties remain bound to the Individual Settlement Agreement, except that requirements that are expressly stated in this Individual Settlement Agreement (except where expressly noted) may not be altered without the written consent of all signatories to this Individual Settlement Agreement.
4.1.2 The following provisions must be included in the Individual Settlement Plan:
(a) The Individual Settlement Plan shall include a plan for determining the Monetary Award for each Individual Plaintiff, which may address the valuation of specific categories of claims and the proof or evidentiary showing, if any, necessary for an Individual Plaintiff to establish entitlement to a Monetary Award.
(b) The Individual Settlement Plan shall include a plan for claims administration, including the distribution and timing of Monetary Awards. In any such plan, a failure of an Individual Plaintiff, or their agent, to comply with the requirements of the Individual Settlement Plan to receive a Monetary Award, or the fact that an Individual Plaintiff ultimately does not receive any particular Monetary Award that was allocated to them, will not affect the validity or enforceability of the Release provided by such Individual Plaintiff.
(c) The Individual Settlement Plan shall require that any Individual Plaintiff who is eligible for payment from the One Ohana Fund must register for and seek payment from the One Ohana Fund as a condition precedent to receiving any money from the Individual Settlement Fund. The Individual Settlement Plan shall ensure that any Individual Plaintiff’s Monetary Award takes into consideration the amount of any payment that the Individual Plaintiff previously received from the One Ohana Fund. For the avoidance of doubt, Individual Plaintiffs may receive additional money from the Individual Settlement Fund beyond any amounts previously received from the One Ohana Fund.
(i) The State of Hawai’i will work with the contributors to the One Ohana Fund to reopen it for the submission of claims for a time period of at least six months after the issuance of the order of Preliminary Approval to effectuate this requirement under Section 4.1.2(c).
(d) The Individual Settlement Plan shall ensure that any Individual Plaintiff’s Monetary Award does not impact the eligibility of an Individual Plaintiff to receive assistance from the Federal Emergency Management Agency (“FEMA”). The Individual Settlement Plan shall implement measures that take into consideration the amount of any payment that the Individual Plaintiff previously received from FEMA when determining that Individual Plaintiff’s Monetary Award. For the avoidance of doubt, Individual Plaintiffs may receive additional money from the Individual Settlement Fund beyond any amounts previously received from FEMA.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
(e) The Individual Settlement Plan shall include a plan for approval of any Individual Settlement Agreement and Release that requires approval from an Approving Court.
(f) The Individual Settlement Plan shall include a plan for the establishment and implementation of procedures to detect and prevent fraudulent submissions and the payment of fraudulent claims from the Individual Settlement Fund. Defendants and Liaison Counsel each will have the absolute right and discretion, at any time, but at their sole expense, in good faith to conduct, or have conducted by an independent auditor, audits to verify Monetary Award claims submitted by Individual Plaintiffs.
(g) The Individual Settlement Plan shall include a plan for the identification and satisfaction of liens. The plan shall set forth a process for the identification of liens on an Individual Plaintiff’s recovery, including but not limited to any potential health care liens or recovery claims related to this Individual Settlement Agreement, as well as any liens related to property insurance or business loss claims. The plan shall require any Individual Plaintiff to, as part of the claims process, provide the names of any insurers, including for medical coverage, property loss or damage, and business loss or interruption, to which the Individual Plaintiff has made a claim for payment of any sums arising out of or related to the Maui Fires and the amount of such payments sought and received. The plan shall set forth the process by which all liens shall be satisfied, and shall provide for the completion of any applicable reporting obligations. The plan shall provide that Individual Plaintiffs are solely responsible to pay, satisfy, compromise or settle any costs, expenses, liens, claims and demands. The plan shall state that no Monetary Award shall be made to an Individual Plaintiff until all lien and other fees and cost obligations of the Individual Plaintiff have been resolved and paid or have been withheld subject to an applicable lien holdback. The plan shall further address the role that the Approving Court will have in resolving any disputes related to identification and satisfaction of liens, including the amount of such liens.
(i) The Individual Settlement Plan shall require, as a condition for receipt of any Monetary Award, Individual Plaintiffs to provide the Individual Settlement Administrator with all information necessary to resolve all liens or rights of subrogation or reimbursement from any doctors, hospitals, other healthcare providers and servicers, and any other individuals, insurers, companies, agencies, workers’ compensation insurers or agencies, governmental agencies, political subdivisions, attorneys, or other third parties, including, but not limited to, Medicare, Med-QUEST, the Veterans Administration, Tricare, the Department of Health Care Services, Medicaid, the Centers for Medicare & Medicaid Services, or any other federal or state programs or Persons (collectively, “Medical Liens”). The Individual Settlement Plan shall further require Individual Plaintiffs to obtain waivers or other documentation from all Persons holding such Medical Liens, establishing that all Medical Liens for all Individual Plaintiffs have been paid, satisfied, or waived.
(ii) The plan shall require that the Individual Plaintiffs agree that, to the extent their Medicare, Medicaid, and SCHIP Extension Act (“MMSEA”) reporting obligations change during the executory period of this Individual Settlement Agreement, Individual Plaintiffs must provide any additional information needed to comply with such requirements.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
(h) The plan shall include provisions that address the resolution of claims of Subrogation Insurers for payments made to policyholders who are Individual Plaintiffs.
(i) The Individual Settlement Plan shall not modify or adjust the amount allocated to an Individual Plaintiff based on whether such Individual Plaintiff received, or is entitled to receive, payments from a Subrogation Insurer under a policy of insurance.
(j) The Individual Settlement Plan shall include a plan for potential distribution of Holdback Funds to Individual Plaintiffs, subject to Section 8.3.
(k) The Individual Settlement Plan shall include provisions that the County shall receive $25,000,000.00 in a single cash payment payable on the third annual anniversary of the Initial Payment Due Date (“Individual County Payment”). This payment will come out of the Individual Settlement Amount. By agreement of the Parties, the Individual County Payment is a sum certain that shall not be subject to the Individual Settlement Administration process or subject to any modification by the Settlement Administrators or others, or the allocation procedure referenced in Section 3.1.4.
(l) FEMA Obligation. This Individual Settlement Agreement encompasses and includes claims for the FEMA-eligible work and financial assistance to the County provided by FEMA related to the Maui Fires. After coordinating with FEMA, it is the understanding of the Parties that the pro rata allocation of the settlement funds referenced in Section 4.1.2(k) to the County shall also satisfy all FEMA interests in the alleged potential liability of the Parties for costs of FEMA reimbursements and financial assistance and leaves no basis for FEMA to directly pursue from the Parties these or any other costs related to the County’s claims against Defendants. The County and the Parties agree that this Individual Settlement Agreement and the settlement sum identified in Section 4.1.2(k) represent a fair, reasonable, and just amount of compensation for the claimed, disputed damages, and that the County made commercially reasonable efforts to pursue claims to recover the monies and benefits obligated, paid or given or sought to be obligated, paid or given, to or by the County by FEMA. The County and the Parties agree that the County made commercially reasonable efforts to secure the settlement sum in this litigation, which includes those monies and benefits obligated, paid or given, or sought to be obligated, paid or given, by FEMA. The letters to and from FEMA reflect the procedures agreed to by FEMA. The letters between FEMA, on the one hand, and the State and County, on the other hand, are attached as Exhibit 9.
4.2 Liability for Allocation of Consideration. Identified Plaintiffs’ Counsel bear full and sole responsibility for devising a method of allocating the Individual Settlement Amount among the Individual Plaintiffs and devising a method to determine how much of the Individual Settlement Amount each shall receive. Identified Plaintiffs’ Counsel assume all risk of liability for all damages, losses, and any other relief, including attorneys’ fees and costs, for any claim asserted against Releasees related to payment of Individual Plaintiffs, including related to allocation of the Individual Settlement Amount or Aggregate Settlement Amount. The total amount paid to Individual Plaintiffs (inclusive of all attorneys’ fees, expert fees, Administrator’s fees, and all costs and other amounts) cannot exceed the Individual Settlement Amount, except pursuant to Section 4.1.2(a) of the Class Settlement Agreement.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
4.3 On the Initial Payment Due Date, the Parties hereby irrevocably authorize the Individual Settlement Administrator to deliver to the Defendants all executed original copies of the Individual Settlement Agreement and Releases.

ARTICLE V: SUBROGATION CLAIMS AND INDEMNIFICATION
5.1 It is a Condition to this Individual Settlement Agreement that, by May 19, 2025, one of the following two requirements is met:
5.1.1 Each and every Subrogation Plaintiff executes and delivers to the Parties a written agreement approved by the Parties in which each Subrogation Plaintiff agrees to release all Released Claims against Releasees; or
5.1.2 A decision of a trial court becomes Final and Unappealable holding that, if the Class and Individual Settlement Agreements become effective, (a) the Subrogation Plaintiffs’ exclusive remedy for any claims arising out of the Maui Fires would be asserting liens, if any, against their policyholders for their respective shares of the Aggregate Settlement Amount and (b) the Subrogation Plaintiffs shall be barred from bringing or maintaining any claims arising out of the Maui Fires against the Defendants.
5.2 It is a Condition to this Individual Settlement Agreement that, on or prior to the Initial Payment Due Date, all claims brought by any Subrogation Insurer against any Releasee for subrogation arising out of the Maui Fires must be dismissed with prejudice in a Final and Unappealable order.
5.3 The Defendants agree to join in any lawful and reasonable motions for expediting appellate review of the trial court’s judgments, orders, or opinions under Sections 5.1.2 and 5.2.
5.4 For the avoidance of doubt, the order entered by Judge Peter Cahill on August 19, 2024, in the Special Proceeding, constitutes a decision of a trial court that, if rendered Final and Unappealable, would satisfy Section 5.1.2.
5.5 Plaintiffs’ Counsel will promptly notify the Defendants if, in their judgment, the conditions of Section 5.1 have been satisfied. The Defendants shall thereafter promptly notify Plaintiffs’ Counsel whether, in the Defendants’ judgment, the conditions in Section 5.1 have been satisfied. If the Defendants contend that the conditions have not been satisfied, and Plaintiffs’ Counsel dispute that determination, the issue shall be discussed further with the assistance of the Mediators.
5.6 In the event that the Condition in Section 5.1 is satisfied by an agreement under Section 5.1.1, the signatories to this Individual Settlement Agreement and the Class Settlement Agreement will negotiate in good faith to modify both agreements consistent with the intention to establish a global resolution, including by addition of provisions for the release and/or indemnification of the Releasees with respect to all Released Claims by all Subrogation Insurers. Such modifications may include broadening the definition of Parties in this Individual Settlement Agreement and/or the Class Settlement Agreement to include Subrogation Insurers. Any
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
modifications to this Individual Settlement Agreement require the written consent of all signatories to this Individual Settlement Agreement.
5.7 Subrogation Indemnification. Each Individual Plaintiff who receives a Monetary Award shall be required to indemnify the Releasees with respect to any individual liens asserted by any Subrogation Insurer against that Individual Plaintiff arising out of or relating to the Maui Fires.
5.7.1 Each Individual Plaintiff who receives a Monetary Award shall agree to indemnify, forever hold harmless, and defend Releasees against loss, liability, cost, or expense from any and all claims, lawsuits, appeals, liens, demands, actions, cross claims, and third-party claims arising out of the Maui Fires that have been made or brought, or that may be made or brought later, by such Person or by anyone acting on their behalf, or by anyone holding by or through them, including Persons asserting rights of subrogation in connection with such Individual Plaintiff’s claims.
5.7.2 Each Individual Plaintiff who receives a Monetary Award shall affirm that they understand and agree that the defense and indemnification obligation in Section 5.7.1 includes the defense, payment, and satisfaction of claims or liens by all Persons who have claimed or in the future may claim that they have money due and owing to them from this Individual Settlement Agreement or any matter covered by or related to this Individual Settlement Agreement, including, but not limited to, claims or liens by Persons who have provided or paid, or who will provide or pay, to or on behalf of Individual Plaintiff, pursuant to contract, law, insurance claims, or government benefits of any kind arising from the Maui Fires.
5.8 Each Individual Plaintiff who receives a Monetary Award shall specifically represent that if any lien or reimbursement right is asserted under any legal theory against the proceeds herein or against Releasees, then, in consideration of the Individual Plaintiff’s Monetary Award, Individual Plaintiff shall covenant to pay and satisfy such asserted lien or reimbursement right, or to satisfy the same on a compromise basis or through final determination by a court of competent jurisdiction, and to obtain a release of Releasees, and to indemnify and hold harmless Releasees from any costs, expenses, attorneys’ fees, claims, actions, judgments, or settlements resulting from the assertion or enforcement of such lien or reimbursement rights by any Person having or claiming to have such lien or reimbursement right.
5.9 Provisions reflecting the obligations set forth in Section 5.7 and Section 5.8 are included in the Individual Settlement Agreement and Release.

ARTICLE VI: NO ADMISSION OF LIABILITY
6.1 No Admission of Liability. This Individual Settlement Agreement (whether or not consummated), including the exhibits hereto and the Individual Settlement Plan (or any other plan of allocation that may be approved by the Approving Court), the negotiations leading to the execution of this Individual Settlement Agreement, and any proceedings in connection with this Individual Settlement Agreement and/or approval of any Individual Settlement Agreement and Release (including any arguments proffered in connection therewith) shall not constitute, be
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
construed as, be deemed to be, or be offered against any Releasee as evidence of any presumption, concession, or admission by Defendants or other Releasees with respect to the truth of any fact alleged by Plaintiffs, the validity of any claim that was or could have been asserted, the deficiency of any defense that has been or could have been asserted in the Actions or in any other litigation, the amount of any alleged damages incurred by any or all Plaintiffs or attributable to any Defendant, or any liability, negligence, fault, or other wrongdoing of any kind by Defendants or any other Releasees, or be referred to for any other reason as against Defendants or any other Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the provisions of this Individual Settlement Agreement.

ARTICLE VII: RELEASES
7.1 Individual Plaintiff Releasors. The Individual Settlement Agreement and Release shall require that an Individual Plaintiff, on behalf of all of their respective Individual Plaintiff Releasors, expressly, intentionally, voluntarily, fully, finally, irrevocably, and forever releases, discharges, and holds harmless the Releasees from any and all Released Claims and waives, compromises, relinquishes, and settles the Released Claims against Releasees. For the avoidance of doubt, nothing in these releases shall prevent that Litigation Trustee from pursuing an action contemplated by Section 7.7. A failure of an Individual Plaintiff, or their agent, to comply with the requirements of the Individual Settlement Plan to receive a Monetary Award, or the fact that an Individual Plaintiff ultimately does not receive any particular Monetary Award that was allocated to them, will not affect the validity or enforceability of these releases. This Individual Settlement Agreement does not itself constitute a release of any particular claim of any particular Person eligible to become an Individual Plaintiff. This Individual Settlement Agreement does not require any Person eligible to become an Individual Plaintiff to settle their Released Claims, and any such Person is free to settle or not settle their Released Claims consistent with the terms of this Individual Settlement Agreement. The ultimate authority whether to sign the Individual Settlement Agreement and Release remains completely with each Person eligible to become an Individual Plaintiff.
7.1.1 Subrogation. For the avoidance of doubt, these releases shall be binding on all insurers who paid Individual Plaintiffs under insurance policies for claims in any way related to the Maui Fires.
7.2 Agreements with Government Entities.
7.2.1 Defendants have received letters from FEMA and receipt of these letters is a material part of the consideration received by Defendants for this Individual Settlement Agreement.
7.2.2 In addition, Defendants agree that they will work diligently and use their best efforts to obtain written releases and/or commitments from relevant Government Entities not to pursue any claims arising out of the Maui Fires against Releasees, as provided under Sections 6 and 7 of the Term Sheet, prior to the Initial Payment Due Date.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
7.3 Defendants’ Releases. In consideration of the terms of this Individual Settlement Agreement and the Class Settlement Agreement, each and every Defendant, on behalf of its respective Defendant Releasors, shall release the Releasees from any Released Claim, including cross-claims for indemnity or contribution for any Released Claim, provided, however, that, subject to Section 8.3.6, this release shall not include cross-claims between Defendants (or their respective Defendant Releasors) for indemnity, contribution, or otherwise for any Released Claim brought against any Releasee by any Person who is not a Plaintiff. Any Released Claim brought against any Releasee by any Person who is not a Plaintiff shall be paid and defended from the Holdback Fund, as more particularly discussed in this Individual Settlement Agreement and the Class Settlement Agreement. If a Defendant Releasor enters into a settlement of a Released Claim with any Person who is not a Plaintiff, the Defendant Releasor shall make reasonable efforts to ensure that the settlement requires the settling Person to unconditionally release all Released Claims against all Releasees, including as described in Section 8.3.3.
7.4 Individual Settlement and Releases.
7.4.1 Court Approval. Liaison Counsel shall submit the form of the Individual Settlement Agreement and Release, attached as Exhibit 4, to the Approving Court for approval. In the event that the Approving Court either denies approval or conditions approval on changes to the Individual Settlement Agreement and Release, and any such changes would be inconsistent with this Individual Settlement Agreement, then Defendants and Liaison Counsel shall negotiate in good faith to modify the Individual Settlement Agreement and the Individual Settlement Agreement and Release in a manner that resolves the issues identified by the Approving Court. If Defendants and Liaison Counsel are unable to agree on such modifications, any Defendant or Liaison Counsel may request the assistance of the Mediators. If the Mediators notify Defendants and Liaison Counsel of an impasse, then, within 10 days of receipt of such notice, any Defendant or Liaison Counsel may provide a notice of termination of this Individual Settlement, which notice shall be effective immediately. For the avoidance of doubt, any change to the Individual Settlement Agreement and Release that does not involve a change to this Individual Settlement Agreement is not a basis for termination under this paragraph.
7.4.2 Collection. A signed Individual Settlement Agreement and Release must be provided to Defendants by each Person in order for any such Person to become an Individual Plaintiff or receive a Monetary Award from the Individual Settlement Fund. Counsel for the Person signing an Individual Settlement Agreement and Release shall be solely responsible for obtaining and submitting an Individual Settlement Agreement and Release on behalf of that Person. All executed Individual Settlement Agreement and Releases shall be delivered to the Individual Settlement Administrator to be held in trust for the Parties until the Initial Payment Due Date or the earlier termination of this Individual Settlement Agreement. If the termination of this Individual Settlement Agreement occurs prior to the Initial Payment Due Date, then the Parties irrevocably authorize the Individual Settlement Administrator to return all Individual Settlement Agreement and Releases to counsel for the Person(s) who executed the Individual Settlement Agreement and Release.
7.4.3 Reporting. The Parties agree that the Individual Settlement Administrator shall be instructed to provide a report each month after the Settlement Date which report shall detail the activities performed in the prior month and identify the Individual Plaintiffs who have
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
executed and delivered Individual Settlement Agreement and Releases as of month’s end, together with a copy of each Individual Settlement Agreement and Release received by the Individual Settlement Administrator in such month (for purposes of clarity, such Individual Settlement Agreement and Releases shall not be deemed delivered to Defendants unless and until the Initial Payment Due Date occurs). Defendants shall inform the Individual Settlement Administrator within thirty (30) days of each report whether the copies of the Individual Settlement Agreement and Releases—should identical versions be delivered to Defendants—are acceptable in form to Defendants, and the Individual Settlement Administrator shall be instructed to notify the Individual Plaintiff through their counsel of any such communication by Defendants.
7.5 No Claims Based on Newly Learned Facts. The Individual Settlement Agreement and Release shall require that Individual Plaintiffs, on behalf of their respective Individual Plaintiff Releasors, acknowledge that they may learn additional facts relating to the Releasees’ actions or omissions regarding the Released Claims. Individual Plaintiffs, on behalf of their respective Individual Plaintiff Releasors, shall agree that the Individual Settlement Agreement and Release shall be and remain effective in all respects, notwithstanding such different or additional facts and the subsequent discovery thereof. Each of the Releasors shall be deemed to have, fully, finally, and forever settled and released, resolved, relinquished, waived, and discharged any and all Released Claims, including known claims or unknown claims, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or have existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the subsequent discovery or existence of such different or additional facts. Individual Plaintiffs, on behalf of their respective Individual Plaintiff Releasors, shall agree to waive any and all rights they may have under any statute, code, regulation, ordinance, or the common law, which may limit or restrict the effect of a general release as to claims, including claims that Releasors do not know or suspect to exist in their favor at the time of giving the release set forth in the Individual Settlement Agreement and Release. Without limiting the generality of the foregoing, and without the Parties intending in any way to limit the scope of Section 10.11, or to suggest that Hawai’i substantive law does not govern any Released Claim, (1) Releasors shall certify that they are aware of and have read and reviewed the following provision of California Civil Code Section 1542, which states: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY; and (2) Individual Plaintiffs, on behalf of their respective Releasors, shall expressly waive and relinquish any and all rights and benefits existing under (i) Section 1542 or any equivalent, similar, or comparable present or future law or principle of law of any jurisdiction (including Section 28-1-1602 of the Montana Code, Section 9-13-02 of the North Dakota Century Code, and Section 20-7-11 of the South Dakota Codified Laws) and (ii) any law or principle of law of any jurisdiction that would limit or restrict the effect or scope of the provisions of the Release set forth above. The Individual Parties acknowledge that the foregoing waiver was separately bargained for and its inclusion in the Individual Settlement Agreement and Release is a key element of the Individual Settlement Agreement.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
7.6 Timing of Release. The releases contemplated in this Article VII shall become effective on the Initial Payment Due Date. A failure by any Defendant to make any payment required by the Class Settlement Agreement or Individual Settlement Agreement, including any part of its Initial Defendant Payment, shall not affect the validity or enforceability of the Releases as to any Defendant or Releasee, including the defaulting Defendant. However, as noted herein, the Litigation Trustee shall have the right to pursue the remedies described in Section 7.7 against the defaulting Defendant.
7.7 Action for Non-Payment.
7.7.1 Plaintiffs’ Counsel shall appoint the Litigation Trustee to manage any arbitration or litigation under this Section. The Litigation Trustee shall adopt rules for the appointment and payment of counsel. The Litigation Trustee shall be required to abide by the obligations, terms, and conditions in this Individual Settlement Agreement that apply to the Litigation Trustee.
7.7.2 In the event of any non-payment by a Defendant of any part of its Individual Defendant Aggregate Contribution, the Litigation Trustee shall have as its sole and exclusive remedy claims for recovery on behalf of the Class Settlement Fund and Individual Settlement Fund solely against the Defendant failing to make such required payment (and for the avoidance of doubt, not against any other Defendant). Plaintiffs may not individually sue any Defendant for non-payment.
7.7.3 The Litigation Trustee, on behalf of the Class Settlement Fund and Individual Settlement Fund, may recover, in any successful action against a Defendant for non-payment of any part of its respective Individual Defendant Aggregate Contribution, reasonable attorneys’ fees, pre-judgment interest under the prevailing Hawai’i rate, and liquidated damages of 15% per year, accruing daily as of the date of non-payment. The Parties agree, for purposes of this settlement only and for no other purpose, that this liquidated damages figure is a reasonable approximation of the daily consequential damages suffered by Individual Plaintiffs as a result of nonpayment. Such consequential damages include the additional alternative-living-expenses and out-of-pocket costs associated with the delays in payment of construction for the rebuild of their homes.
7.7.4 Each Non-State Defendant consents to arbitration under Section 10.2, as modified by this Section 7.7.4, to resolve any claim by the Litigation Trustee for non-payment of its respective Individual Defendant Aggregate Contribution under this Section 7.7. For the avoidance of doubt, the procedures provided in this Section 7.7.4 do not apply to the State. In the event that the Litigation Trustee asserts that any Non-State Defendant has failed to timely make any part of its Individual Defendant Aggregate Contribution, the Litigation Trustee shall promptly provide written notice to the respective Non-State Defendant, and submit that claim to arbitration pursuant to Section 10.2. The notice shall set forth the amount the Litigation Trustee asserts was due from such Non-State Defendant, including amounts under Section 7.7.3. Within two days of receipt of such notice, such Non-State Defendant shall provide a written response, which shall set forth whether the Non-State Defendant contests that it is obligated to pay the amount set forth in the notice provided by the Litigation Trustee. The arbitrator will consolidate all claims for non-payment against a Non-State Defendant, whether for non-payment to the Class
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
Settlement Fund or Individual Settlement Fund. In any arbitration over a failure to pay any part of a Non-State Defendant’s Initial Defendant Payment, the arbitrator shall issue a final award (i) within three days, if the Non-State Defendant fails to timely respond to the Litigation Trustee’s notice under this section, or provides a response that fails to contest its obligation to make payment in the amount claimed by the Litigation Trustee or (ii) if the Non-State Defendant provides a timely response to the Litigation Trustee’s notice under this section contesting its obligation to make payment in the amount claimed by the Litigation Trustee, (a) within 30 days of the Litigation Trustee initiating arbitration, with respect to an alleged failure by a Non-State Defendant to make any part of its Initial Defendant Payment and (b) within 15 days of the Litigation Trustee initiating arbitration with respect to an alleged failure by a Non-State Defendant to make any part of its Individual Defendant Aggregate Contribution other than its Initial Defendant Payment. Following issuance of the final arbitral award, the Litigation Trustee may enforce such award in the Second Circuit Court of Hawai‘i, pursuant to H.R.S. § 658A-22. In any such action, the Non-State Defendant against whom the award is made will agree to any reasonable request to expedite proceedings and secure a judgment against that Non-State Defendant under H.R.S. § 658A-25.
7.8 Dismissal of All Claims. The Individual Settlement Agreement and Releases shall require that all claims asserted in any court by any Individual Plaintiff Releasor against any Releasee arising out of the Maui Fires must be dismissed with prejudice within ten (10) days after the Initial Payment Due Date. Executed stipulations for dismissal with prejudice for all such claims must be provided to the Individual Settlement Administrator within 60 days after the Return Date, to be held in escrow and provided to Defendants for filing the day after the Initial Payment Due Date.
7.9 Order Governing Non-Participants. The Parties will submit to the Second Circuit Court and request approval of a proposed order, attached as Exhibit 7, governing all Released Claims pending or subsequently brought in the Special Proceeding that are not dismissed within ten (10) days of the Initial Payment Due Date, or are thereafter filed. The Parties will request that the Special Proceeding remain open for at least three years after the Initial Payment Due Date to enforce this order.
7.10 Exclusive Remedy. The Individual Settlement Agreement and Release shall require that upon the effectiveness of the releases described under this Article VII, the Releasors acknowledge and agree that their sole and exclusive remedy with respect to any and all Released Claims against Releasees arising out of the Maui Fires shall be pursuant to the terms of this Individual Settlement Agreement or, as applicable, the Class Settlement Agreement (including as limited by Section 7.7). No Releasor shall recover, or be entitled to seek to recover, directly or indirectly, any sums from any Releasee other than the consideration received under the terms of this Individual Settlement Agreement.
7.11 Covenant Not to Sue. Without limiting any of the releases described under this Article VII, the Individual Settlement Agreement and Release shall require that Releasors agree and covenant that, if the releases described in this Article VII become effective, they will not take any action against any Releasee to initiate, pursue or maintain, or otherwise attempt to execute upon, collect, or enforce, any Released Claims; institute any new legal, equitable, or other action against any of the Releasees or any other Persons relating to any Released Claims;
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
attempt to execute, collect on, or otherwise enforce, any judgment that may be entered against any of the Releasees on any Released Claims; or maintain any pending legal action that the Releasor may have filed in any court against any of the Releasees asserting any Released Claims. The Releasors shall further covenant and agree that they will not sue or bring any action or cause of action under any state, local, or federal law challenging the releases described under this Article VII.
ARTICLE VIII: CONTINGENCIES
8.1 Termination Provisions.
8.1.1 In the event that any Defendant validly terminates the Class Settlement Agreement under the provisions of that agreement, this Individual Settlement Agreement will immediately terminate.
8.1.2 If (i) the time limit for satisfaction of the Conditions under Section 5.1 has passed without satisfaction of that Condition or (ii) one or more other Conditions has not been satisfied within two years of the date on which the motion for Preliminary Approval is filed, that will be known as a “Termination Event.” On or after the date of a Termination Event, any signatory to this Individual Settlement Agreement or the Class Settlement Agreement may provide notice to the other signatories of a proposed termination of the agreement or agreements to which the signatory is a party. To be valid, the notice must state that the party providing notice believes that the satisfaction of the Conditions under Section 5.1 and/or of the other Conditions is not reasonably likely to occur within a reasonable period of time. Within 10 days of receipt of such notice, any other signatory to this Individual Settlement Agreement or the Class Settlement Agreement may contest the proposed termination. If any of the signatories to this Individual Settlement Agreement or the Class Settlement Agreement disagrees as to whether a Termination Event has occurred, or as to whether the satisfaction of the Conditions under Section 5.1 and/or of the other Conditions is reasonably likely to occur within a reasonable period of time, all signatories to both agreements shall meet and confer. If these signatories are unable to agree as to whether the agreements may be terminated, then the signatories will resolve their dispute through dispute resolution pursuant to Section 10.2.
8.1.3 In the event of any termination under this Article VIII of either the Class Settlement Agreement or the Individual Settlement Agreement, the Class Settlement Agreement, this Individual Settlement Agreement, and all Individual Settlement Agreement and Releases shall terminate in their entirety, except as follows: with respect to the Class Settlement Agreement, as to Sections 1.14, 1.15, 8.1, Article II (to the extent such definitions are used in other surviving provisions), Article VI, and Article X; with respect to the Individual Settlement Agreement, Sections 1.14, 1.15, 8.1, Article II (to the extent such definitions are used in other surviving provisions), Article VI, and Article X; and the Parties shall have thirty (30) days to submit proposals to all relevant courts for recommencing litigation.
8.2 [Reserved.]

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
8.3 Holdback Fund. Upon payment of any Defendant’s Initial Defendant Payment, the Class Settlement Administrator and Individual Settlement Administrator shall begin to hold back certain funds from the Class Settlement Fund and Individual Settlement Fund, respectively, as described more fully below, and ensure they are not used to pay Monetary Awards or any other costs or expenses of settlement except as specified herein. The money held back in the Class Settlement Fund and Individual Settlement Fund, in the aggregate, is known as the “Holdback Fund.” The total amount in the Holdback Fund shall be $500 million. Although the Holdback Fund shall comprise amounts held back from the Class Settlement Fund and Individual Settlement Fund, the Class and Individual Settlement Administrators shall ensure that the Holdback Fund operates as a single fund to satisfy the requirements of Section 8.3.
8.3.1 Respective Fund Holdback Amounts. Subject to the schedule under Section 8.3.2, the Class Settlement Administrator shall hold back from the Class Settlement Fund the total amount of the Holdback Fund multiplied by the Class Settlement Percentage, and the Individual Settlement Administrator shall hold back from the Individual Settlement Fund the total amount of the Holdback Fund multiplied by the Individual Settlement Percentage. Whenever funds are drawn from the Holdback Fund, the Class Settlement Administrator and Individual Settlement Administrator shall pay those funds on a pro-rata basis from the Class Settlement Fund and Individual Settlement Fund, respectively, corresponding to these percentages.
8.3.2 Holdback Schedule. Each time any Defendant makes any payment to satisfy all or part of its Individual Defendant Aggregate Contribution, the Class Settlement Administrator and Individual Settlement Administrator shall, in the aggregate, hold back from that payment for inclusion in the Holdback Fund an amount equal to the total amount of that payment times $500 million divided by the Aggregate Settlement Amount.
8.3.3 Holdback Payments. Any Defendant that is not prohibited from doing so under Section 8.3.7 may draw funds from the Holdback Fund to pay (a) judgments and (b) settlements, in each case for any Released Claim brought by any Person that is not a Plaintiff. Such a claim is known as a “Holdback Claim.” Defendants will develop a process for approving these payments, which will be subject to review and consent of the Class Settlement Administrator, which consent may not be unreasonably withheld. Any dispute about the reasonableness of payments from the Holdback Fund shall be subject to dispute resolution pursuant to Section 10.2. A Releasee may obtain a payment from the Holdback Fund to settle a Holdback Claim only if the settlement requires the Person asserting the Holdback Claim to execute an unconditional release of all Released Claims against all Releasees, in form and substance reasonably satisfactory to the Defendants, unless all Defendants consent otherwise.
8.3.4 Holdback Credit. In the event that a Defendant makes a payment that would be drawn from the Holdback Fund under Section 8.3.3, but, as a result of the payment schedule under Section 8.3.2, the Holdback Fund does not yet have sufficient funds to cover that payment, the Defendant is entitled to a credit against the Holdback Fund for the amount that would have been properly drawn from the Holdback Fund under Section 8.3.3. The Holdback Fund will make payment of that credit when, under Section 8.3.2, it next receives funding.
8.3.5 Adjustment to Holdback Fund.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
(a) On the later of (1) two years and 60 days after the Return Date or (2) two years and 15 days after the Initial Payment Due Date, the Parties shall assess whether money in the Holdback Fund should be distributed to the Individual Settlement Fund and Class Settlement Fund to be used in accordance with the Class Settlement Plan and Individual Settlement Plan. To the degree any disputes arise as to the quantity of any of the following amounts, or as to any calculation or determination necessary to calculate them, those disputes will be resolved pursuant to Section 10.2.
(b) The Parties shall calculate the Necessary Holdback Amount, which is the sum of the following four quantities:
(1) All Holdback Credits under Section 8.3.4 that have yet to be reimbursed by the Holdback Fund;
(2) The reasonable aggregate value of all pending Holdback Claims. The reasonable aggregate value of such claims shall be the reasonable estimate of the Defendants’ potential exposure at trial on these claims, which may be higher than the settlement value of the claims;
(3) If any Defendant has a reasonable basis to conclude that a Released Claim may yet be asserted, the reasonable value of such claim (with reasonable value defined in the same manner as under part 2). A Defendant need not identify a specific Person who will bring the Released Claim to have a reasonable basis that a Holdback Claim may be brought under this paragraph; and
(4) If any payment is owed by a Defendant as a result of a Holdback Claim, but has not yet been made, the amount not yet paid.
(c) The Parties shall calculate the Holdback Remainder Amount. This is the amount that, as of the calculation date, is included in the Holdback Fund and not yet distributed under Section 8.3.3. For avoidance of doubt, this does not include amounts, if any, set to be added to the Holdback Fund under Section 8.3.2 from any remaining payments Defendants are scheduled to make to the Class Settlement Fund or Individual Settlement Fund.
(d) If the Holdback Remainder Amount is greater than the Necessary Holdback Amount, then the Class Settlement Administrator shall transfer the Class Settlement Percentage multiplied by the difference between the Holdback Remainder Amount and the Necessary Remainder Amount to the Class Settlement Fund, and the Individual Settlement Administrator shall transfer the Individual Settlement Percentage multiplied by the difference between the Holdback Remainder Amount and the Necessary Remainder Amount to the Individual Settlement Fund.
(e) If the Holdback Remainder Amount is equal to or less than the Necessary Remainder Amount, then the Parties will not transfer any funds in the Holdback Fund to the Class Settlement Fund and Individual Settlement Fund.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
(f) Further Distribution of Holdback Funds. One year after the date specified in Section 8.3.5(a), the Parties shall, in the same manner, newly calculate the Necessary Holdback Amount and the Holdback Remainder Amount, and follow the same formula and steps under Section 8.3.5. The Parties will repeat this process each year thereafter, until the Holdback Remainder Amount is zero and there are no further amounts to be added to the Holdback Fund from later payments by Defendants. Upon written consent of all Defendants, this calculation and further distribution may be done more frequently than every year.
8.3.6 Cross-claims. No Defendant or Releasee may assert a cross-claim for indemnity, contribution, or otherwise for any Released Claim brought against any Releasee unless and until the Holdback Fund is fully exhausted. For any cross-claim for indemnity, contribution, or otherwise brought by any Releasee against another Releasee that is not released under Section 7.3, the time to file such cross-claim(s) is tolled until the Holdback Fund is fully exhausted.
8.3.7 Effect of Default.
(a) If any Defendant is in default on any part of its Individual Defendant Aggregate Contribution as determined under Sections 7.7.3 or 7.7.4, or is in the process of litigating or arbitrating an allegation of default under those Sections, it may not access any funds in the Holdback Fund or assert or maintain any cross-claim for indemnity or contribution against any non-defaulting Defendant or Releasee for any Released Claim until such default is cured. A Defendant is no longer in default if (i) the factfinder or arbitrator finds that the Defendant is not in default; (ii) the Defendant cures that default by satisfying the judgment described in Sections 7.7.3 or 7.7.4; or (iii) the Litigation Trustee agrees in writing that the Defendant is not in default.
(b) A Defendant that is found not to be in default in litigation under Section 7.7.3 or in an arbitration decision issued under Section 7.7.4 is entitled to reimbursement of any amounts paid during the period of ineligibility under Section 8.3.7(a), including for judgments and settlements that would otherwise have been payable from the Holdback Fund under Section 8.3.3.

ARTICLE IX: APPROVAL
9.1 The Defendants and their counsel, the Class Representatives, Class Counsel, Individual Plaintiffs, Identified Plaintiffs’ Counsel, and Liaison Counsel agree to take all commercially reasonable actions necessary to obtain orders and judgments dismissing with prejudice all Released Claims against all Releasees. Defendants and their counsel, Individual Plaintiffs, Identified Plaintiffs’ Counsel, and Liaison Counsel agree to offer mutual support to the proposed Individual Settlement Agreement in all court proceedings and public communications.
9.2 [Reserved.]
9.3 Good Faith Settlement Approval. Within twenty-one (21) days after Preliminary Approval, the Parties shall file a joint motion with the Approving Court for a determination that the Class Settlement Agreement and Individual Settlement Agreement,
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
including the Aggregate Settlement Amount, were made in good faith under the provisions of Section 663-15.5, Hawaiʻi Revised Statutes. The Parties agree to make any necessary, commercially reasonable judicial filings, provide appropriate notices, and undertake reasonable efforts to obtain a good-faith settlement determination pursuant to Section 663-15.5, Hawaiʻi Revised Statutes, that will bind all joint tortfeasors and co-obligors, known and unknown.
9.4 [Reserved]
9.5 KS shall use reasonable best efforts to obtain within nine months of the Settlement Date (1) written fiduciary affirmation letters from the State Attorney General (as parens patriae); (2) fiduciary approvals from the State Probate Court (in KS’ open-probate case), in a Final and Unappealable order; and (3) tax approvals from the Internal Revenue Service (as a tax-exempt organization), in a Private Letter Ruling.

ARTICLE X: MISCELLANEOUS PROVISIONS
10.1 Complete Agreement. Other than as stated herein, the Individual Parties warrant that no representation, promise, or inducement has been offered or made to induce any Individual Party to enter into this Individual Settlement Agreement or Individual and that they are competent to execute this Individual Settlement Agreement and accept full responsibility therefor. This Individual Settlement Agreement and its exhibits, including the Individual Settlement Agreement and Release, contain and constitute the entire understanding and agreement among the Individual Parties and supersede all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. This Individual Settlement Agreement may not be amended or modified except by a writing signed by authorized representatives of all Individual Parties.
10.2 Arbitration. The Individual Parties agree to meet and confer in good faith to resolve any disagreements over the implementation of the terms of this Individual Settlement Agreement or any other documents necessary to effectuate the Individual Settlement Agreement. If the meet and confer is not successful, the Individual Plaintiffs, Identified Plaintiffs’ Counsel, and Non-State Defendants agree to binding, non-appealable arbitration to resolve any disagreements over the implementation of the terms of this Individual Settlement Agreement or any other documents necessary to effectuate the Individual Settlement Agreement. In any such arbitration, there will be one arbitrator, who can be any of the three Mediators, and the Mediators will promptly determine among themselves who the arbitrator will be. If all of the three Mediators are unavailable to conduct the arbitration, then the Individual Plaintiffs, Identified Plaintiffs’ Counsel, and Non-State Defendants will meet and confer in good faith to appoint a different arbitrator. If the Individual Plaintiffs, Identified Plaintiffs’ Counsel, and Non-State Defendants are unable to agree upon an arbitrator, then the arbitration will occur before a panel of three arbitrators. The Non-State Defendants will select one of the three arbitrators; Liaison Counsel will select one of the three arbitrators; and the arbitrators selected by Non-State Defendants and Liaison Counsel will select the third arbitrator. In the event that an arbitration under this provision involves a dispute among Plaintiffs’ Counsel (rather than solely Liaison Counsel) and Non-State Defendants, then Plaintiffs’ Counsel shall collectively exercise all rights
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
in this paragraph otherwise solely allocated to Liaison Counsel. For the avoidance of doubt, the arbitration procedures provided in this Section 10.2 do not apply to the State.
10.3 Knowing and Voluntary Agreement. Each Individual Party agrees that he, she, or it is entering into this Individual Settlement Agreement knowingly, voluntarily, and with full knowledge of its significance. Each Individual Party further affirms that he, she, or it has not been coerced, threatened, or intimidated into signing this Individual Settlement Agreement; that he, she, or it has been advised to consult with an attorney; and that he, she, or it in fact has consulted with an attorney before signing this Individual Settlement Agreement or had an opportunity to do so. Identified Plaintiffs’ Counsel represent that they have conducted a thorough investigation into the facts of the Actions and have diligently pursued an investigation of the claims asserted arising from or relating to the Maui Fires. Based on their own independent investigation and the extensive litigation and mediation, which led to this settlement, Identified Plaintiffs’ Counsel state that they are of the opinion that the Individual Settlement Agreement with Defendants is fair, reasonable, and adequate, and is in the best interest of the Individual Plaintiffs, in light of all known facts and circumstances, including the risks of significant delay and defenses asserted by Defendants.
10.4 Notices. Notices pursuant to this Individual Settlement Agreement shall be provided to those listed and as set out in Exhibit 8.
10.5 Severability. If any part of this Individual Settlement Agreement is found to be illegal, invalid, inoperative, or unenforceable in law or equity, such finding shall not affect the validity of any other provisions of this Individual Settlement Agreement, which shall be construed, reformed, and enforced to effect the purposes thereof to the fullest extent permitted by law. If one or more of the provisions contained in the Individual Settlement Agreement shall for any reason be held to be excessively broad in scope, subject matter or otherwise, so as to be unenforceable at law, the Individual Parties agree that such provision(s) shall be construed to be limited or reduced so as to be enforceable to the maximum extent under the applicable law. However, the releases under Article VII, the Individual Defendant Aggregate Contributions, the Conditions under Sections 5.1 and 5.2, and the Aggregate Settlement Amount are critical terms upon which the Individual Settlement Agreement rests and may not be severed or altered.
10.6 Binding on Successors and Assigns. This Individual Settlement Agreement shall be binding upon and inure to the benefit of the Individual Parties and their respective heirs, trustees, issue, next-of-kin, executors, administrators, successors, and assigns.
10.7 Counterparts. This Individual Settlement Agreement may be executed in counterparts, including by electronic means, and when each Individual Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and when taken together with other signed counterparts, shall constitute one Individual Settlement Agreement, which shall be binding upon and effective as to the Parties.
10.8 Headings. The headings used in this Individual Settlement Agreement are for convenient reference only, and do not alter or limit the terms of each section.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
10.9 Amendment or Modification. This Individual Settlement Agreement may be amended or modified only by a written instrument signed by all Individual Parties.
10.10 Authorization to Enter into Settlement.
10.10.1 [Reserved]
10.10.2 Each Defendant represents and warrants:
(a) Except as to KS, and any natural persons, it is a duly organized, validly existing entity and is in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business (if a business) and in good standing as a foreign entity in the jurisdiction of its principal place of business (if not formed in that jurisdiction);
(b) That it has the full legal right, power, and authority to enter into this Individual Settlement Agreement and perform its obligations under this Individual Settlement Agreement;
(c) That it has taken all appropriate and necessary action to authorize its execution, delivery, and performance of this Individual Settlement Agreement and the transactions contemplated hereunder, except for the Necessary Approvals; and
(d) That it has obtained all consents, approvals, permits and other authorizations in connection with the execution, delivery and performance of this Individual Settlement Agreement required to be obtained by it, except for the Necessary Approvals.
10.11 Governing Law. All terms of this Individual Settlement Agreement and the exhibits hereto shall be governed by and interpreted according to the laws of the State of Hawai‘i without regard to its principles of conflict of laws.
10.12 Jurisdiction of the Court. Except as otherwise provided in this Individual Settlement Agreement, any dispute regarding the interpretation or validity of, or otherwise arising out of, this Individual Settlement Agreement, including any disputes regarding fees, costs and/or expenses amongst counsel, shall be subject to the exclusive jurisdiction of the Approving Court and shall be decided pursuant to the laws of the State of Hawai‘i. The Approving Court shall retain jurisdiction with respect to the interpretation, implementation, and enforcement of the terms of this Individual Settlement Agreement and all orders and judgments entered in connection therewith, and the Parties and their respective counsel submit to the jurisdiction of the Approving Court for purposes of interpreting, implementing, and enforcing the settlement embodied in this Individual Settlement Agreement and all orders and judgments entered in connection therewith. Furthermore, the Individual Parties agree that, subject to Approving Court approval, the Approving Court will have jurisdiction over any claims by a Non-Participant, and that any such litigation will be deemed related to the Actions.
10.13 Waiver of Right to Object. By signing this Individual Settlement Agreement, Identified Plaintiffs’ Counsel (in their representative capacity as representatives of their clients), Liaison Counsel, and Defendants and their counsel agree not to object to any of the terms of this Individual Settlement Agreement or the Class Settlement Agreement. Any such objection shall
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
therefore be void and of no force or effect. This provision shall not be interpreted or intended to restrict any Identified Plaintiffs’ Counsel’s practice of law.
10.14 Public Communications. Except to the extent inconsistent with the Hawai‘i Rules of Professional Conduct, Identified Plaintiffs’ Counsel (including their firms and any representative on their behalf) agree that they will not make any public statements that disparage (i) the Individual Settlement Agreement (ii) the Class Settlement Agreement, or (iii) Releasees or Releasees’ conduct, character, or business reputation in regards to the Maui Fires, except in connection with petitioning activity, scholarly work, or non-Maui Fires litigation.
10.15 Non-Use of Work Product. Unless inconsistent with their ethical obligations or order of the Court, or as otherwise agreed to in writing by Identified Plaintiffs’ Counsel and Defense Counsel, Identified Plaintiffs’ Counsel agree that they will not use, nor will they allow to be used, any work product derived from any discovery in these Actions, whether or not any such work product includes information designated protected under the protective order in this case, in the prosecution or litigation of any other case, claim, or action.
10.16 Cooperation. The Individual Parties agree to cooperate fully and execute any and all supplementary documents, and take all additional actions, which may be necessary or appropriate to give full force and effect to the terms and intent of this Individual Settlement Agreement.
10.17 No Third-Party Beneficiaries. Except for Individual Plaintiffs, Defendants, the Releasees, and their respective successors and assigns, no provision of this Individual Settlement Agreement is intended to create any third-party beneficiary to this Individual Settlement Agreement.
10.18 No Construction Against Any Party. This Individual Settlement Agreement is the product of negotiations between the Individual Parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Individual Settlement Agreement and are expressly waived.
10.19 Reasonable Extension of Deadlines. The signatories to this Individual Settlement Agreement are authorized to consent to any reasonable extension of any deadline set forth in this Individual Settlement Agreement, to the degree such extension does not require approval from the Approving Court, provided that any such extension must be agreed to by all signatories and in writing.
10.20 No Waiver. No waiver of any breach of any provision of this Individual Settlement Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions of this Individual Settlement Agreement. No waiver shall be effective unless made in writing and signed by the waiving party.

Signature Pages to Follow

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the State hereby sets its hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	Nov 1, 2024	/s/ Anne E. Lopez

Anne E. Lopez
Attorney General of Hawaii
STATE OF HAWAII

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, the County hereby sets its hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	/s/ Richard T. Bissen Jr.

Richard T. Bissen Jr.
Mayor
COUNTY OF MAUI

APPROVED AS TO FORM

DATED:	/s/ Victoria Takayesu-Hamilton

Victoria Takayesu-Hamilton
Corporation Counsel
COUNTY OF MAUI

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, Hawaiian Electric hereby sets its hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/4/2024	/s/ Scott Seu

Scott Seu
President and CEO
HAWAIIAN ELECTRIC INDUSTRIES,
INC.
DATED:	11/4/2024	/s/ Shelee Kimura

Shelee Kimura
President and CEO
HAWAIIAN ELECTRIC COMPANY, INC.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, KS1 hereby sets its hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	/s/ Livingston “Jack” Wong

Livingston “Jack” Wong
CEO
KAMEHAMEHA SCHOOLS

___________________

1 Trustees Not Personally Liable. This instrument has been executed on behalf of the Trustees of the Estate of Bernice Pauahi Bishop in their fiduciary capacities as said Trustees, and not in their individual capacities. No personal liability or obligation under this instrument shall be imposed or addressed against said Trustees in their individual capacities.
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, Spectrum Oceanic, LLC and Charter Communications, Inc. hereby sets its hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	November 1, 2024	/s/ Gregg Fujimoto

Gregg Fujimoto
SVP Field Operations – Hawaii
SPECTRUM OCEANIC, LLC
By: Charter Communications, Inc., its
Manager
DATED:	November 1, 2024	/s/ Gregg Fujimoto

Gregg Fujimoto
SVP Field Operations – Hawaii
CHARTER COMMUNICATIONS, INC.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, Hawaiian Telcom hereby sets its hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	Nov. 3, 2024	/s/ Les Ueoka

Les Ueoka
General Counsel
HAWAIIAN TELCOM, INC.

DATED:	Nov. 3, 2024	/s/ Mary Talbott

Mary Talbott
Chief Legal Officer
CINCINNATI BELL INC.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, West Maui Land hereby sets its hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	/s/ Glenn E. Tremble

Glenn E. Tremble
Secretary/Treasurer
WEST MAUI LAND COMPANY, INC.

DATED:	/s/ Glenn E. Tremble

Glenn E. Tremble
Secretary/Treasurer
LAUNIUPOKO IRRIGATION COMPANY
INC.

DATED:	/s/ Peter K. Martin

Peter K. Martin
Manager
HOPE BUILDERS HOLDING LLC

DATED:	/s/ Peter K. Martin

Peter K. Martin
Manager
KAUAULA LAND COMPANY LLC

DATED:	/s/ Peter K. Martin

Peter K. Martin
Manager
MAKILA LAND CO., LLC

DATED:	/s/ Beverly H. Kurokawa

Beverly H. Kurokawa
Assistant Secretary
HOPE BUILDERS LLC nka HOPE
BUILDERS, INC.

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

DATED:		/s/ Glenn E. Tremble

Glenn E. Tremble
Secretary/Treasurer
LAUNIUPOKO WATER COMPANY, INC.

DATED:		/s/ Peter K. Martin

Peter K. Martin
Manager
KIPA CENTENNIAL, LLC

DATED:		/s/ Peter K. Martin

Peter K. Martin
Manager
WAINEE LAND & HOMES, LLC

DATED:		/s/ Glenn E. Tremble

Glenn E. Tremble
Member
LAUNIUPOKO WATER DEVELOPMENT
LLC

DATED:		/s/ Peter Klint Martin

Peter Klint Martin
Individually and as Trustee of the Peter Klint
Martin Revocable Trust

DATED:	Nov. 4, 2024	/s/ Justin Miller

Justin Miller
Member
JV ENTERPRISES, LLC

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

DATED:		/s/ Donna Anne Poseley

Donna Anne Poseley
Individually and as Personal Representative
of the Estate of Douglas Poseley

DATED:	Nov 1, 2024	/s/ Jeanne Riley

Jeanne Riley
Trustee of the Jeanne Riley Trust and
Successor Trustee of the James Riley Trust

DATED:	Nov 1, 2024	/s/ Jeanne Riley

Jeanne Riley
Secretary
MAKILA RANCHES HOMEOWNERS
ASSOCIATION, INC.

DATED:		/s/ Peter K. Martin

Peter K. Martin
President
MAKILA RANCHES, INC.

DATED:		/s/ Peter K. Martin

Peter K. Martin
Manager
OLOWALU ELUA ASSOCIATES LLC
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, undersigned Identified Plaintiffs’ Counsel has set her hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	Nov 02 2024	/s/ Cynthia K. Wong

Cynthia K. Wong
CYNTHIA K. WONG ATTORNEY AT
LAW, LLLC
Liaison Counsel
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	November 3, 2024	/s/ Jesse Max Creed

Jesse Creed
PANISH | SHEA | RAVIPUDI LLP
Liaison Counsel
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	November 3, 2024	/s/ Jan K. Apo

Jan K. Apo
APO, RECK & KUSACHI LLP
Liaison Counsel
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Jacob Lowenthal

Jacob Lowenthal
LOWENTHAL & LOWENTHAL, LLLC
Liaison Counsel
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Mike Arias

Mike Arias
ARIAS SANGUINETTI WANG & TEAM
LLP
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ James Bostwick

James Bostwick
BOTSWICK & PETERSON

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/4/2024	/s/ Richard Bridgford

Richard Bridgford
BRIDGFORD GLEASON & ARTINIAN

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Lance Collins

Lance Collins
LAW OFFICES OF LANCE D. COLLINS

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Alex Edrenkin

Alex Edrenkin
PACLAW GROUP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ David Fox

David Fox
FOX LAW APC

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ James Frantz

James Frantz
FRANTZ LAW GROUP, APLC

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Shant Karnikian

Shant Karnikian
KABATECK LLP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Raffi Kassabian

Raffi Kassabian
BEZDIK KASSAB LAW GROUP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ William McKeon

William McKeon
BERDING & WEIL LLP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Christopher Moon

Christopher Moon
MOON LAW APC

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Mike Morgan

Mike Morgan
MORGAN & MORGAN

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Kalani Morse

Kalani Morse
DURRETT LANG MORSE, LLLP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Thomas Otake

Thomas Otake
ALPA & OTAKE, LLLC

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ Brian Panish

Brian Panish
PANISH | SHEA | RAVIPUDI LLP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ Brett Parkinson

Brett Parkinson
PARKINSON BENSON POTTER

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ Judith Pavey

Judith Pavey
STARN O’TOOLE MARCUS & FISHER

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ Frank Pitre

Frank Pitre
COTCHETT, PITRE & MCCARTHY

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ Dennis Potts

Dennis Potts
POTTS & POTTS

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ Bill Robins

Bill Robins
ROBINS CLOUD

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ Max Schuver

Max Schuver
WALKUP MELODIA KELLY &
SCHOENBERGER
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/4/2024	/s/ Joseph Seipel

Joseph Seipel
LAW OFFICE OF JOSEPH SEIPEL

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/03/2024	/s/ Gerald Singleton

Gerald Singleton
SINGLETON SCHREIBER, LLP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set her hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/4/2024	/s/ Brianna Strange

Brianna Strange
STRANGE LLP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Jay Stuemke

Jay Stuemke
STUEMKE LAW FIRM PLLC

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set her hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/24	/s/ Denise Sze

Denise Sze
ONYX LAW GROUP, APC

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/2/2024	/s/ Anthony Takitani

Anthony Takitani
TAKITANI AGARAN JORGENSEN &
WILDMAN, LLLP

DATED:	11/2/2024	/s/ Gilbert Agaran

Gilbert Agaran
TAKITANI AGARAN JORGENSEN &
WILDMAN, LLLP
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Mikal Watts

Mikal Watts
WATTS LAW FIRM LLP

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set her hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Ilana Waxman

Ilana Waxman
GALIHER DEROBERTIS & WAXMAN
LLP
Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ Evan Willis

Evan Willis
RICHARDS WILLIS PC

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
IN WITNESS WHEREOF, the undersigned Identified Plaintiffs’ Counsel has set his hands to this Individual Settlement Agreement to be effective as of the Settlement Date:

DATED:	11/3/2024	/s/ John Yamane

John Yamane
LEAVITT, YAMANE & SOLDNER

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION
Index of Appendices and Exhibits

Appendices

Letter	Title	Class GSA	Individual GSA
A	Non-Participant Thresholds	Included	Not Included
B	Hawaiian Electric Provisions Regarding Payment (with Schedule B1)	Included	Included

Exhibits

No.	Title	Class GSA	Individual GSA
1	Individual Settlement Agreement	Included	Not Included
2	Class Settlement Agreement	Not Included	Included
3	WFIGS Interagency Fire Perimeters Maps Maintained by the National Interagency Fire Center	Included	Not Included
4	Individual Settlement Agreement and Release	Not Included	Included
5	Lists of Persons Who Are Included Among the Releasees	Included	Included
6	List of Decedents	Included	Not Included
7	[Proposed] Case Management Order No. 8	Included	Included
8	List of Notice Recipients	Included	Included
9	State and County FEMA Letters	Included	Included
10	Stipulation Between Liaison Counsel and Class Counsel re Procedure to Determine Class Settlement Amount and Individual Settlement Amount	Included	Included

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

Appendix A

[Reserved]

Maui Fires Cases
Individual Settlement Agreement

EXECUTION VERSION

Appendix B: Hawaiian Electric Provisions Regarding Payment
Hawaiian Electric will not, and will not permit any Hawaiian Electric Significant Subsidiary to, incur, create, assume or permit to exist any Lien on the capital stock or similar Equity Interests of or other ownership interests in any Hawaiian Significant Subsidiary, now or hereafter owned, for the purpose of securing the obligations under the Hawaiian Electric Existing Funded Indebtedness without effectively providing concurrently therewith a Lien to equally and ratably secure the obligations of Hawaiian Electric to make its Individual Defendant Aggregate Contribution pursuant to documentation in form and substance substantially identical to the documentation pursuant to which the applicable Hawaiian Electric Existing Funded Indebtedness is secured.

Additionally, within seven (7) days of the Settlement Date, HEI shall capitalize New HEI Subsidiary with the HEI Initial Payment Cash. From the Settlement Date through and including the Initial Payment Due Date, absent the consent of Plaintiffs’ Counsel, New HEI Subsidiary shall not (a) incur any indebtedness for borrowed money or (b) transfer the HEI Initial Payment Cash to any person or entity other than in connection with funding Hawaiian Electric’s Initial Payment in accordance with the terms hereof.

* * * * * * * * * * * * * * *
For purposes of this Appendix B, the following definitions, in additions to those specified in Article II of this Individual Settlement Agreement, shall apply:

“Consolidated Total Assets” means, at any date of determination, with respect to HEI and its Subsidiaries on a consolidated basis, the total assets of HEI and its Subsidiaries, determined in accordance with GAAP.
“Equity Interests” shall mean (a) shares of capital stock and any other equity security that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing company and (b) all warrants, options or other rights to acquire any Equity Interest described in clause (a) of this definition.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America; provided, however, that if the SEC shall require at such future time the replacement of GAAP with another system of accounting principles, GAAP as used herein shall be deemed to refer to such SEC required or approved accounting principles (however named).

“Hawaiian Electric Existing Funded Indebtedness” means the funded indebtedness of the Hawaiian Electric Parties set forth on Schedule B1.

“Hawaiian Electric Significant Subsidiary” means each of HECO, HELCO, MECO, and any other Subsidiary having 15% or more of the total assets, or 15% or more of the total operating income, of HEI and its Subsidiaries on a consolidated basis, in either case as the Consolidated Total Assets and consolidated total operating income of HEI and its Subsidiaries are reflected in
Maui Fires Cases
Individual Settlement Agreement
Appendix B

EXECUTION VERSION

the most recent annual or quarterly consolidated financial statements of the Hawaiian Electric Parties.

“HECO” means and Hawaiian Electric Company, Inc. “HEI” means Hawaiian Electric Industries, Inc.
“HEI Initial Payment Cash” means cash in an amount equal to Hawaiian Electric’s Initial Defendant Payment.

“HELCO” means Hawaii Electric Light Company, Inc.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“MECO” means Maui Electric Company, Limited.

“New HEI Subsidiary” means a newly formed subsidiary of HEI, which shall (a) be formed on or before the Settlement Date, and (b) not constitute a “Significant Subsidiary” under the terms of Hawaiian Electric’s existing funded indebtedness.

“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).
Maui Fires Cases
Individual Settlement Agreement
Appendix B

EXECUTION VERSION

Schedule B1

Hawaiian Electric Existing Funded Indebtedness

HEI	HECO	HELCO	MECO
Credit Facilities
$175MM revolving credit facility	$200MM revolving credit facility	N/A	N/A
SPRBs
N/A	3.25% Refunding SPRB, Series 2015	3.25% Refunding SPRB, Series 2015	3.25% Refunding SPRB, Series 2015
	3.10% Refunding SPRB, Series 2017A	3.10% Refunding SPRB, Series 2017A	3.10% Refunding SPRB, Series 2017A
	4.00% Refunding SPRB, Series 2017B	4.00% Refunding SPRB, Series 2017B	4.00% Refunding SPRB, Series 2017B
	3.20% Refunding SPRB, Series 2019	3.20% Refunding SPRB, Series 2019	3.50% SPRB, Series 2019
	3.50% SPRB, Series 2019	3.50% SPRB, Series 2019
Notes
4.58% Senior Notes, Series 2018A	4.72% Senior Notes, Series 2012D	4.84% Senior Notes, Series 2013C	4.84% Senior Notes, Series 2013A
4.72% Senior Notes, Series 2018B	5.39% Senior Notes, Series 2012E	5.23% Senior Notes, Series 2015A	5.65% Senior Notes, Series 2013B
2.98% Senior Notes, Series 2020A	4.53% Senior Notes, Series 2012F	4.38% Senior Notes, Series 2018A	5.23% Senior Notes, Series 2015A
3.15% Senior Notes, Series 2020B	4.84% Senior Notes, Series 2013B	4.53% Senior Notes, Series 2018B	4.31% Senior Notes, Series 2017A
2.82% Senior Notes, Series 2020C	5.65% Senior Notes, Series 2013C	4.72% Senior Notes, Series 2018C	4.38% Senior Notes, Series 2018A
2.48% Senior Notes, Series 2021A	5.23% Senior Notes, Series 2015A	4.21% Senior Notes, Series 2019A	4.53% Senior Notes, Series 2018B
2.78% Senior Notes, Series 2021B	4.54% Senior Notes, Series 2016A	3.96% Senior Notes, Series 2020A	4.72% Senior Notes, Series 2018C
3.74% Senior Notes, Series 2021C	4.31% Senior Notes, Series 2017A	3.28% Senior Notes, Series 2020B	4.21% Senior Notes, Series 2019A
2.98% Senior Notes, Series 2022A	4.38% Senior Notes, Series 2018A	3.51% Senior Notes, Series 2020C	3.31% Senior Notes, Series 2020A
3.94% Senior Notes, Series 2022B	4.53% Senior Notes, Series 2018B	3.70% Senior Notes, Series 2022A	3.96% Senior Notes, Series 2020B
5.43% Senior Notes, Series 2022C	4.72% Senior Notes, Series 2018C	6.25% Senior Notes, Series 2023A	3.51% Senior Notes, Series 2020C
5.43% Senior Notes, Green Series 2022D	4.21% Senior Notes, Series 2019A		3.70% Senior Notes, Series 2022A

Maui Fires Cases
Schedule B1

EXECUTION VERSION

HEI	HECO	HELCO	MECO
6.04% Senior Notes, Series 2023A	3.31% Senior Notes, Series 2020A		6.25% Senior Notes, Series 2023A
6.10% Senior Notes, Series 2023B	3.31% Senior Notes, Series 2020B
3.96% Senior Notes, Series 2020C
3.28% Senior Notes, Series 2020D
3.51% Senior Notes, Series 2020E
3.70% Senior Notes, Series 2022A
6.11% Senior Notes, Series 2023A
6.25% Senior Notes, Series 2023B
6.70% Senior Notes, Series 2023C
Maui Fires Cases
Schedule B1

EXHIBIT 4

INDIVIDUAL SETTLEMENT AGREEMENT AND RELEASE

This Individual Settlement Agreement and Release (“Release Agreement”) is made and entered into on the date signed below by the undersigned Individual Plaintiff (“Plaintiff”) and, if applicable, by the undersigned authorized representative of the Individual Plaintiff or Individual Plaintiff’s estate (also referred to as “Plaintiff”). Capitalized terms are defined in Article II.
ARTICLE I: RECITALS
WHEREAS, Plaintiff has a potential claim against one or more Releasees arising out of the Maui Fires;

WHEREAS, the Defendants and certain Persons who assert claims against Defendants have entered into the Individual Settlement Agreement (the “Individual Settlement Agreement”) to resolve all claims that have been, or may be, asserted against the Releasees arising out of the Maui Fires, and the Individual Settlement Agreement is attached hereto as Exhibit A;

WHEREAS, the Individual Settlement Agreement establishes the Individual Settlement Fund, into which Defendants will make payments; and from which Plaintiffs may receive payments;

WHEREAS, the Individual Settlement Plan, established pursuant to the Individual Settlement Agreement, governs how the Individual Settlement Fund will be apportioned and administered, including the process for Individual Plaintiffs to make claims for Monetary Awards from the Settlement Fund;
WHEREAS, Plaintiff’s ultimate payment that Plaintiff might receive from the Individual Settlement Plan will be determined by the Individual Settlement Administrator, after submission of required documentation, among other conditions;

WHEREAS, the Plaintiff has reviewed and been fully informed of the terms of the Individual Settlement Plan and the Individual Settlement Agreement;

WHEREAS, if Plaintiff has hired an attorney, Plaintiff has discussed the Individual Settlement Plan and the Individual Settlement Agreement with the Plaintiff’s attorney;
WHEREAS, Plaintiff understands that the terms of this Release govern the resolution of any Action Plaintiff has brought or could have brought and any Released Claims Plaintiff may have against Releasees;

WHEREAS, Plaintiff understands that signing this Release is a condition precedent to seeking benefits under the Individual Settlement Plan and any Monetary Award under the Individual Settlement Fund, and understands that this Release is irrevocable once signed;

WHEREAS, the Releasees deny any liability or wrongdoing related to the Maui Fires;

1

WHEREAS, the Plaintiff desires to settle with Defendants on an individual basis and become an Individual Plaintiff;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, Plaintiff, on behalf of all Releasors, agrees as follows:
ARTICLE II: DEFINITIONS
2.1.    Unless otherwise specified herein, capitalized terms shall have the meaning assigned in Article II of the Individual Settlement Agreement, attached hereto as Exhibit A, which is expressly incorporated by reference into this Release Agreement.
2.2.    “Plaintiff” refers to the undersigned Individual Plaintiff and, if applicable, that Individual Plaintiff’s authorized representative or estate.
2.3.    “Plaintiff’s Counsel” refers to the lawyer or lawyers executing the Certification of Counsel attached to this Release as Appendix A.
2.4.    “Released Claims” means all claims, counterclaims, cross-claims, actions, rights, disputes, and causes of action of any kind or nature whatsoever, including claims for relief, damages, liabilities, suits, arbitrations, costs, expenses, compensations, fees, attorneys’ fees, experts’ and consultants’ fees, demands, injuries, and/or losses, including but not limited to economic losses, medical expenses, emotional distress, property damage, diminution in property value, business interruption damages, lost profits, personal injury, medical monitoring, wrongful death, contribution, and indemnity, whether based on federal, state, local, common, or foreign law, in contract, statute, rule, ordinance, administrative provision or regulation, tort, equity, or otherwise, whether foreign or domestic, whether asserted or unasserted, known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, discoverable or undiscoverable, foreseen or unforeseen, fixed or contingent, accrued or unaccrued, direct or indirect, including those that are concealed or hidden, whether class or individual in nature, past, present, or future, in contract, statute, tort, equity, or otherwise, arising from, resulting from, due to, or relating in any way to the Maui Fires.
2.5.    “Releasees” shall refer jointly and severally, individually and collectively to Defendants and all of their past, present, and future, direct or indirect, respective departments, holding companies, Affiliates, related companies, parent entities, subsidiaries, predecessors, and successors; all of their respective past, present, and future, direct or indirect, employees, stockholders, shareholders, officers, directors, boards of directors, agents, advisors, accountants, attorneys, representatives, employees, adjusters, insurers, reinsurers, assigns, general partners, limited partners, members, managers, member managers, funds, investors, co-investors, investment managers, investment vehicles, investment accounts, portfolio companies, principals, joint venturers, transferees, heirs, beneficiaries, executors, estate administrators, trustees, associates, or personal representatives, contractors, subcontractors, and vendors. The Releasees shall include, without limitation, the Persons listed on Exhibit 5 to the Individual Settlement Agreement. Releasees that are not Defendants are intended third-party beneficiaries under the Individual Settlement Agreement that have relied upon and may enforce the Individual Settlement Agreement.
2

2.6.    “Releasors” shall refer jointly and severally, individually and collectively to Plaintiff, and his, her, or their respective past and present, direct and indirect, estates, parents, children, spouses, issue, beneficiaries, guardians, conservators, fiduciaries, next friends, next of kin, subsidiaries, Affiliates, officers, directors, employees, agents, legal representatives, servants, representatives, general partners, limited partners, members, managers, member managers, and joint venturers (and any of the foregoing listed Persons’ past and present officers, directors, employees, agents, attorneys, servants, representatives, general partners, limited partners, members, managers, member managers, and joint venturers), insurers (including any Subrogation Insurers), any Person who may be a claimant under Hawai‘i Revised Statute § 663- 3, Eligible Relatives, and the predecessors, successors, heirs, executors, trustees, administrators, and assigns of each of the foregoing.
2.7.    Unless the context requires otherwise, (i) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (ii) the word “or” shall be construed in its inclusive sense to have the same meaning and effect as the words “and/or”; (iii) the word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not simply mean “if”; (iv) references to “day” or “days” in the lower case are to calendar days, but if the last day is a Saturday, Sunday, or legal holiday (as defined in Haw. Rev. Stat. § 8-1), the period will continue to run until the end of the next day that is not a Saturday, Sunday, or legal holiday; (v) references to this Release Agreement will include all exhibits, schedules, and annexes hereto; (vi) references to any law will include all rules and regulations promulgated thereunder; (vii) the terms “include,” “includes,” and “including” will be deemed to be followed by “without limitation,” whether or not they are in fact followed by such words or words of similar import; (viii) when a capitalized singular form of a plural defined term is used, it refers to any one of the defined term; (ix) when a capitalized plural form of a singular defined term is used, it refers to one or more of the defined terms; (x) references to dollars or “$” are to United States dollars; and (xi) all day and time references are based on Hawaiʻi Standard Time.

ARTICLE III: RELEASE
3.1.    Complete and Final Release. In return for good and valuable consideration, including the establishment and funding of the Individual Settlement Fund, and the establishment of the Individual Settlement Plan, both under the Individual Settlement Agreement, and the right to make a claim for a Monetary Award as set forth in the Individual Settlement Agreement and Individual Settlement Plan, the sufficiency of which is acknowledged, Plaintiff, on behalf of all Releasors, hereby expressly, intentionally, voluntarily, fully, finally, irrevocably, and forever releases and discharges the Releasees from any and all Released Claims and waives, compromises, and settles the Released Claims against Releasees. As described in Section 4.9, this release shall be effective on the Initial Payment Due Date, after all Conditions, as that term is defined in the Individual Settlement Agreement, are satisfied.
(a)    Without limiting the foregoing, this release includes any and all claims which Releasors may now or may hereafter have or assert against Releasees for alleged injuries, losses, and damages, including pain and suffering, wrongful death, punitive damages, survivorship, personal injuries, and related damages, and loss of services, consortium,
3

companionship, property damage, business economic loss, emotional injury, or any other type of damage, loss, injury or harm of any kind arising out of or related to the Maui Fires, including without limitation, medical monitoring, or any other type of legal or equitable relief related to the Maui Fires, and all other intangible losses, whether based on a tort, intentional tort, contract, statute, or other theory of recovery, attorneys’ fees and costs, mental or emotional distress, or for hospital, medical, nursing or other healthcare related expenses, lost wages, or any other losses or expenses, whether known or unknown, whether already in existence or to arise in the future, anticipated or not, arising from, relating to, due to, or resulting in any way from the Maui Fires.
(b)    Without limiting the foregoing, this release includes any and all claims which any surviving spouse of, reciprocal beneficiary of, child of, father of, mother of, and any person wholly or partly dependent upon Plaintiff (including, but not limited to, putative or common law spouse or domestic partner), and Eligible Relatives, if any, may now or may hereafter have or assert against Releasees for alleged injuries, losses and damages, including pain and suffering, wrongful death, punitive damages, attorneys’ fees and costs, loss of services, loss of companionship and/or consortium, society or support, mental or emotional distress, or for hospital, medical or nursing or other related healthcare expenses, lost wages, or any other losses and expenses, whether known or unknown, whether already in existence or to arise in the future, arising from, relating to, due to, or resulting in any way from the Maui Fires.
(c)    Without limiting the foregoing, this release includes any and all claims against Releasees for pecuniary loss, injury, or damage which might accrue to Plaintiff, his, her, or their estate and other Persons by virtue of Plaintiff’s death, whether such claims are pursued directly or indirectly or by some person or persons in a representative capacity, if such claims arise from, relate to, or result from the Maui Fires.
(d)    Without limiting the foregoing, this release is binding on all Subrogation Insurers who paid Plaintiff under insurance policies for claims in any way related to the Maui Fires.
(e)    Without limiting the foregoing, Plaintiff hereby agrees and covenants that Releasors will never:
(i)    Take any action to initiate, pursue or maintain, or otherwise attempt to execute upon, collect, or otherwise enforce, any claim arising from, relating to, due to, or in connection with the Maui Fires;
(ii)    Institute any new legal, equitable, or other action against any of the Releasees or any other Persons relating to any past, present, or future injury arising from, relating to, due to, or resulting in any way from the Maui Fires;
(iii)    Attempt to execute or collect on, or otherwise enforce, any judgment that may be entered against any of the Releasees arising from, relating to, due to, or resulting in any way from the Maui Fires; and/or
(iv)    Maintain any pending legal action which the Releasor may have filed in any court against any of the Releasees arising from, relating to, due to, or resulting in any way from the Maui Fires.
4

(f)    Without limiting the foregoing, Plaintiff acknowledges that the Monetary Award the Plaintiff has received or will receive under the Settlement Plan, if any, shall constitute the full compensation which will ever be paid to Releasors by Releasees by reason of the claims which have been or which may ever be made against Releasees arising out of, by reason of, or in any manner connected with Releasors’ past, present, or future injuries arising from, relating to, due to, or resulting in any way from the Maui Fires; that this Release Agreement is final and binding upon Releasors; and that no such claim, be it derivative or otherwise, may ever be made or may ever be brought against Releasees. Should any Releasor bring a claim arising from, relating to, or resulting in any way from the Maui Fires against a non-Releasee, Plaintiff agrees and undertakes to indemnify and hold the Releasees harmless from and against any judgment or settlement obtained by the non- Releasee against the Releasees in connection with that claim, as well as any and all reasonable costs and expenses incurred by the Releasees in connection with such claim, including attorneys’ fees. For avoidance of doubt, Plaintiff is required to indemnify the Releasees with respect to any individual liens asserted by any Subrogation Insurer against that Plaintiff arising out of or relating to the Maui Fires.
3.2.    Other Claims. Plaintiff understands and agrees that certain of Plaintiff’s relatives, dependents, Eligible Relatives, or others might have potential claims against one or more Releasees for any injuries of Releasors. Plaintiff understands and agrees that by executing this Release Agreement and accepting the opportunity to obtain a Monetary Award under the Individual Settlement Plan, Releasors have received fair, just, and adequate consideration for any claims for any injuries of Plaintiff which may arise from, relate to, or result in any way from the Maui Fires. Plaintiff understands and agrees that by executing this Release Agreement, Releasors have forever remised, released, discharged, and given up any and all claims that Releasors or others might have against any and all Releasees for any injuries of Plaintiff arising from, relating to, or resulting in any way from the Maui Fires.
(a)    Plaintiff specifically agrees and undertakes to indemnify and hold the Releasees harmless from and against any claim arising from, relating to, or resulting in any way from the Maui Fires that may be brought by any claimed or actual beneficiary, next of kin or Eligible Relative of Plaintiff or its Releasors against any Releasee. Plaintiff understands and agrees that such indemnification includes the payment of all reasonable costs and expenses of investigation, defense, settlement, attorneys’ fees, judgments, court costs and all other costs and expenses of defending any such claim or other claim for wrongful death.
(b)    Plaintiff warrants and represents that, other than for attorneys’ fees and litigation costs, no claims or portion of the claims which are the subject of this Release Agreement have been assigned or otherwise transferred to any person or legal entity which claims a right thereunder as against the Releasors and/or Releasees. Plaintiff specifically warrants and represents that to the extent any bankruptcy action is pending, it will take all necessary actions to notify the Bankruptcy Court of this settlement and will fulfill all obligations to said Bankruptcy Court. Plaintiff agrees to indemnify, defend, and hold harmless Releasees from any loss, claim, expense, demand, or cause of action of any kind or character, including costs and attorneys’ fees that result from the failure, if any, of Releasor to fulfill its obligations to said Bankruptcy Court. Upon request, Plaintiff further agrees to provide written confirmation
5

that he, she, or it fulfilled said Bankruptcy Court obligations. Plaintiff acknowledges that the Releasees are relying upon the warranties made in this Section.
3.3.    No Claims Based on Newly Learned Facts.
(a)    Plaintiff acknowledges that it may learn additional facts relating to the Releasees’ actions or omissions regarding the Released Claims. Plaintiff agrees that this Release Agreement and shall be and remain effective in all respects, notwithstanding such different or additional facts and the subsequent discovery thereof. Plaintiff agrees to waive any and all rights it may have under any statute, code, regulation, ordinance, or the common law, which may limit or restrict the effect of a general release as to claims, including claims that Releasors do not know or suspect to exist in their favor at the time of Claimants giving the release set forth in this Release Agreement. Plaintiff specifically agrees as follows: THAT THIS RELEASE EXTENDS TO CLAIMS THAT PLAINTIFF DOES NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR AT THE TIME OF EXECUTION OF THIS RELEASE AND THAT, IF KNOWN BY THEM, WOULD HAVE MATERIALLY AFFECTED THEIR SETTLEMENT WITH DEFENDANTS.
(b)    Non-Hawaii Plaintiffs Only: this paragraph applies only to Plaintiffs who are not both residents and citizens of Hawaii. Without limiting the generality of the foregoing, and without the Parties intending in any way to limit the scope of Section 4.15, or to suggest that Hawai’i substantive law does not govern any Released Claim, (1) Plaintiff certifies that it is aware of and has read and reviewed the following provision of the California Civil Code Section 1542, which states: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY; and (2) Plaintiff hereby expressly waives and relinquishes any and all rights and benefits existing under (i) Section 1542 or any equivalent, similar, or comparable present or future law or principle of law of any jurisdiction (including Section 28-1-1602 of the Montana Code, Section 9-13-02 of the North Dakota Century Code, and Section 20-7-11 of the South Dakota Codified Laws) and (ii) any law or principle of law of any jurisdiction that would limit or restrict the effect or scope of the provisions of the Release Agreement set forth herein.
3.4.    Terms of the Individual Settlement Agreement and Individual Settlement Fund. Plaintiff acknowledges that, under the terms of the Individual Settlement Agreement, Releasees have agreed to pay the Individual Settlement Amount to the Individual Settlement Fund. Plaintiff acknowledges that Plaintiff shall only receive a Monetary Award out of this Individual Settlement Fund. Plaintiff acknowledges that Releasees shall have no responsibility or liability relating to the administration, investment, or distribution of the Individual Settlement Fund, which shall be the sole responsibility of the Individual Settlement Administrator. Plaintiff acknowledges and understands that Releasors waive any right to appeal or to otherwise challenge this Release Agreement on the basis that Plaintiff’s Monetary Award under the Settlement Plan is inadequate. Plaintiff further acknowledges that it understands this Release Agreement and that there is no guarantee that Plaintiff will receive any Monetary Award
6

or, if any Monetary Award is paid, the amount thereof. In any such event, Plaintiff’s releases of all Released Claims against all Releasees shall remain binding on Plaintiff.
3.5.    Exclusive Remedy. Upon the effectiveness of the releases described under this Article III, Plaintiff acknowledges and agrees that their sole and exclusive remedy with respect to any and all Released Claims arising out of the Maui Fires shall be pursuant to the terms of the Individual Settlement Agreement. No Plaintiff shall recover, directly or indirectly, any sums from any Releasee other than the consideration indicated under the Individual Settlement Agreement, including any Monetary Award that any Plaintiff may receive from the Individual Settlement Fund pursuant to the terms of the Individual Settlement Plan.
3.6.    Covenant Not to Sue. Without limiting the releases described in this Release Agreement, Plaintiff agrees and covenants that, if the release in this Release Agreement becomes effective, Plaintiff will not take any action against any Releasee to initiate, pursue or maintain, or otherwise attempt to execute upon, collect, or otherwise enforce, any Released Claim; institute any new legal, equitable, or other action against any of the Releasees or any other Persons relating to any Released Claim; attempt to execute or collect on, or otherwise enforce, any judgment that may be entered against any of the Releasees on any Released Claim; or maintain any pending legal action which the Releasor may have filed in any court against any of the Releasees on any Released Claim. Plaintiff further covenants and agrees that Plaintiff will not sue or bring any action or cause of action under any state or federal law challenging the releases described under this Release Agreement.

ARTICLE IV: CERTAIN ACKNOWLEDGEMENTS BY RELEASOR.
4.1.    Voluntary Agreement. Plaintiff acknowledges that it is entering into this Release Agreement freely and voluntarily, without being induced, pressured, or influenced by, and without relying on any representation or other statements made by or on behalf of the Releasees or any other Person. Plaintiff understands, acknowledges, and accepts the nature, value, and sufficiency of the consideration described in this Release Agreement. Plaintiff acknowledges that it has read this Release Agreement and Individual Settlement Agreement and has had an opportunity to obtain advice from, and ask questions of, counsel of Plaintiff’s choosing regarding the terms and legal effect of these documents and Plaintiff’s decision to participate in the settlement. Plaintiff further acknowledges that it has had the opportunity to discuss these matters with Plaintiff’s Counsel executing the Certification of Counsel attached to this Release as Appendix A, as well as independent counsel other than Plaintiff’s Counsel of record in Plaintiff’s Action and that all of Plaintiff’s questions, if any, have been answered to Plaintiff’s satisfaction.
4.2.    Condition to Monetary Award. Plaintiff acknowledges that the valid and timely submission of this Release Agreement is a condition precedent to receiving a Monetary Award from the Individual Settlement Fund pursuant to the Individual Settlement Plan. Plaintiff also acknowledges that failure to comply with the requirements of the Individual Settlement Plan to receive a Monetary Award, or the fact that Plaintiff may not ultimately receive any particular Monetary Award, will not affect the validity or enforceability of this Release Agreement.
7

4.3.    Liens. Plaintiff acknowledges and understands that any amounts paid to Plaintiff will be paid subject to liens and the provisions of the Individual Settlement Agreement, in particular the lien identification and satisfaction plan set forth in accordance with Article IV of the Individual Settlement Agreement. Plaintiff acknowledges that no payments shall be made to Plaintiff under the Individual Settlement Plan until all liens and other fees and cost obligations of the Releasors have been resolved and paid or have been withheld subject to an applicable lien holdback, as set forth pursuant to the lien identification and satisfaction plan. Without limiting any of the foregoing, Plaintiff specifically acknowledges that some or all of any Monetary Award Plaintiff may receive under the Individual Settlement Plan may be used to reduce or resolve any lien against the payment.
4.4.    Apportionment of Payment to Medical Lienholders. Plaintiff or Plaintiff’s Counsel shall provide the Individual Settlement Administrator with all information necessary to resolve all liens or rights of subrogation or reimbursement from any doctors, hospitals, other healthcare providers and servicers, and any other individuals, insurers, companies, agencies, workers’ compensation insurers or agencies, governmental agencies, political subdivisions, attorneys, or other third parties, including, but not limited to Med-QUEST, the Veterans Administration, Tricare, the Department of Health Care Services, Medicaid, the Centers for Medicare & Medicaid Services, or any other federal or state Medicaid health care program or other programs or Persons (collectively, “Medical Liens”). Plaintiff or Plaintiff’s Counsel must obtain waivers or other documentation from all Persons holding such Medical Liens, establishing that all Medical Liens for all Releasors have been paid, satisfied, or waived. Appropriate documentation to facilitate the resolution and releases of all Medical Liens are found in Appendix B, which will be provided only to the Individual Settlement Administrator (and not included when the Individual Settlement Administrator provides this Release Agreement to Defendants)
(a)    Any Monetary Award Plaintiff may receive under the Individual Settlement Plan will not accrue until after the final resolution of any Medical Liens.
(b)    The Parties agree that, to the extent their Medicare, Medicaid, and SCHIP Extension Act (“MMSEA”) reporting obligations change during the executory period of this Settlement Agreement, Plaintiff and Plaintiff’s Counsel must provide any additional information needed to comply with such requirements.
4.5.    Medical Lien Indemnification. Plaintiff agrees to indemnify the Releasees from and against any and all claims, losses, penalties, fines, or other amounts relating in any way to Medical Liens, including payment of Releasees’ attorneys’ fees and costs. In addition, Plaintiff agrees to indemnify and hold harmless the Releasees from any claims, whether known or unknown, that may be made by any agency or Person as a result of a failure to comply with any notice, reporting, conditional payment, or set aside requirements relating to Medical Liens. Plaintiff further agrees to waive any and all claims of any nature and/or damages against the Releasees should any party (including Medicare or a Medicare Advantage Organization) seek reimbursement of conditional payments, including, but not limited to, a private cause of action against any of the Releasees under 42 U.S.C. § 1395y(b)(3)(A), Welfare and Institutions Code Section 14124.70 et seq., MCA 71-3-1111 et seq., and the Federal Medical Care Recovery Act. If any of the Releasees receives a Medical Lien claim, Plaintiff must provide the Releasees with
8

confirmation of payment or satisfaction by Plaintiff within 60 days of demand. Plaintiff further agrees to promptly provide to Releasees any information they may need to comply with any reporting requirements and obligations related to Medical Liens.
4.6.    Taxes. Plaintiff shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by them to any national, federal, state, local, regional, or any other governmental taxing authority as a result of any payment made in connection with this Release Agreement or the Individual Settlement Agreement. Plaintiff and Plaintiff’s Counsel understand that Defendants have not made, and they do not rely upon, any representations regarding the tax treatment of the payments made in connection with this Release Agreement or the Individual Settlement Agreement. Moreover, Plaintiff agrees to indemnify and hold Defendants and Releasees harmless if any governmental taxing authority asserts against any Defendant or other Releasee any claim for unpaid taxes, failure to withhold taxes, penalties, or interest based upon any payment made in connection with this Release Agreement or the Individual Settlement Agreement.
4.7.    One Ohana Fund. Plaintiff acknowledges that, pursuant to the terms of the Individual Settlement Agreement, any Plaintiff who is eligible for payment from the One Ohana Fund must register for and seek payment from the One Ohana Fund as a condition precedent to receiving any money from the Individual Settlement Fund. For the avoidance of doubt, Individual Plaintiffs may receive additional money from the Individual Settlement Fund beyond any amounts previously received from the One Ohana Fund.
4.8.    Dismissal with Prejudice. Plaintiff acknowledges that all Released Claims asserted in any court by Plaintiff against any Releasees must be dismissed with prejudice within ten (10) days after the Initial Payment Due Date. Executed stipulations for dismissal with prejudice for all such claims must be provided to the Individual Settlement Administrator within sixty (60) days after the Return Date, to be held in escrow and provided to Defendants for filing the day after the Initial Payment Due Date.
4.9.    Timing of Release. The releases described in this Release Agreement shall become effective on the Initial Payment Due Date, after all Conditions, as that term is defined in the Individual Settlement Agreement, are satisfied. A failure by any Defendant to make any payment required by the Class Settlement Agreement or Individual Settlement Agreement, including any part of its Initial Defendant Aggregate Payment, shall not affect the validity or enforceability of the Releases as to any Defendant or Releasee, including the defaulting Defendant. However, as noted in the Individual Settlement Agreement, the Litigation Trustee shall have the right to pursue the remedies described in Section 7.7 of that agreement against the defaulting Defendant. Plaintiffs may not individually sue any Defendant for non-payment.
4.10.    No Admission of Fault or Liability. Plaintiff understands and agrees that Defendants have agreed to pay the Individual Settlement Amount (only if and after all Conditions for such payment set forth in the Individual Settlement Agreement have been satisfied) solely by way of compromise and resolution. This Release Agreement is not, and shall not be construed as evidence, nor as an admission by Releasees of any liability or wrongdoing whatsoever. This Release shall not constitute, be construed as, be deemed to be, or be offered
9

against any Releasee as evidence of any presumption, concession, or admission by Defendants or other Releasees with respect to the truth of any fact alleged by Plaintiff or any Releasee, the validity of any claim that was or could have been asserted, the deficiency of any defense that has been or could have been asserted in any litigation, the amount of any alleged damages incurred by Plaintiff or attributable to any Defendant, or any liability, negligence, fault, or other wrongdoing of any kind by Defendants or any other Releasees, or be referred to for any other reason as against Defendants or any other Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the provisions of this Release Agreement.
4.11.    Modification. This Release Agreement shall not be amended, supplemented or modified other than in a writing executed by Plaintiff and by an authorized representative of each Defendant.
4.12.    Entire Agreement. This Release Agreement, together with any exhibit, document, or instrument delivered thereunder and the Individual Settlement Agreement and the Individual Settlement Plan, constitutes the entire agreement between Plaintiff and Defendants, and supersedes any and all other prior or contemporaneous agreements and understandings between Plaintiff and Defendants, whether written or oral. To the extent that this Release Agreement is inconsistent with the Individual Settlement Agreement or the Individual Settlement Plan, the Individual Settlement Agreement and the Individual Settlement Plan control.
4.13.    Severability. In the event that any provision in or obligation under this Release Agreement, except the release described herein, is determined to be invalid, illegal, or unenforceable in the applicable jurisdiction, the validity, legality, and enforceability of all other provisions in or obligations under this Release Agreement shall not be affected or impaired in any way. No part of the release described herein may be severed or altered.
4.14.    No Construction Against Any Party. This Release Agreement is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Release Agreement and are expressly waived.
4.15.    Governing Law. This Release Agreement shall be construed according to the laws of the State of Hawaiʻi as applied to contracts entered into in that state.
4.16.    Electronic Signatures. This Release Agreement and any exhibit hereto, to the extent signed and delivered electronically or by facsimile, shall be treated in all manner and respects as an original agreement, and shall be considered to have the same binding legal effect as if it were the original signed version thereof, delivered in person.
4.17.    Headings. The headings used herein are intended for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Release Agreement.
4.18.    Jurisdiction of the Court. Except as otherwise provided in the Release Agreement or Settlement Agreement, any dispute regarding the interpretation or validity of, or otherwise arising out of, this Release Agreement shall be subject to the exclusive jurisdiction of
10

the Approving Court and shall be decided pursuant to the laws of the State of Hawai‘i. The Approving Court shall retain jurisdiction with respect to the interpretation, implementation, and enforcement of the terms of this Release Agreement and all orders and judgments entered in connection therewith, and the Parties and their respective counsel submit to the jurisdiction of the Approving Court for purposes of interpreting, implementing, and enforcing the release embodied in this Release Agreement and all orders and judgments entered in connection therewith.
11

Appendix A: Certification of Counsel (COUNSEL FOR PLAINTIFF)
I,    , hereby represent and declare that
     (“Plaintiff”) has at all relevant times been represented by the undersigned counsel. I have provided Releasor a copy of the Individual Settlement Agreement and Release (“Release”) to which this Certification of Counsel is attached as well as the Individual Settlement Agreement. I have made disclosures to Releasor sufficient to satisfy my obligations under Rule 1.8.g of the Hawaii Rules of Professional Conduct. I hereby certify that, having had a full opportunity to read, understand, and inquire of counsel about the terms and conditions of the foregoing documents, Plaintiff does not have, and I do not have, any objection to the terms of this Release or any of the other foregoing documents.
BY COUNSEL FOR RELEASOR:

By:
Name:
Title:
Dated:

12

Confidential Appendix B: Medical Declaration

(To be provided to the Individual Settlement Administrator ONLY)

Name:

1	I am a Medicare beneficiary.	Yes	No
My medicare ID Number is:

2	I receive state Medicare benefits.	Yes	No
My medicaid ID Number is:
State(s) in which I receive Medicaid benefits:

3	I receive care for treatment of my injury/injuries arising from the Maui fires from
	Tricare/VA.	Yes	No

4	I receive care for treatment of my injury/injuries arising from the Maui fires from
	Med-QUEST.	Yes	No

5	I am aware of private health care liens (including worker compensation liens) against
	me.	Yes	No
If yes, identify lienholder:

Dated this	th day of	, 202_.

[NAME]

13

EXHIBIT 7

[PROPOSED] CASE MANAGEMENT ORDER NO. 8

PROCEDURES GOVERNING INDIVIDUAL PLAINTIFF OPT OUT CASES PENDING AS OF [DATE]1

WHEREAS, the COURT hereby considers the Parties’ joint request for a Case Management Order governing any and all Individual Plaintiffs Maui Fires opt out cases pending before this Court as of [DATE] (“CMO 8 Effective Date”) or filed on or after that date, and GOOD CAUSE appearing, finds that:
1.    This Court has authority under Hawai'i Rule of Civil Procedure 42(a) and Circuit Court Rule 12(c)(4) to issue any case management order the Court believes to be conducive to the just, efficient, and economic determination of the coordinated cases and may make such orders that tend to avoid unnecessary costs or delay.
2.    This Case Management Order No. 8 shall apply to any Individual Plaintiffs Maui Fire tort cases pending before this Court as of the CMO 8 Effective Date, or to any new tort cases arising out of the Maui windstorm and fires of August 2023, including the fires in Lahaina, Kula, and Olinda, filed after the CMO 8 Effective Date.
NOW THEREFORE, the Court orders as follows:
A.    Serving of Initial Plaintiff Discovery. Each Plaintiff shall provide all information requested in (a) the Plaintiff Fact Sheet (Exhibit A to Case Management Order No. 7 (“CMO No. 7”), Dkt. 1645), and the Trial Damages Questionnaire (attached as Exhibit B to CMO No. 7), pursuant to the procedures and deadlines set forth in CMO No. 7, except that the deadline to submit the Trial Damages Questionnaire shall be amended to be within either (i) thirty (30) days of the online form being made available by BrownGreer or (ii) within thirty (30) days of the
______________________________
1 [NTD: This date will be inserted as 10 days after the Initial Payment Due Date (Class Settlement / Individual Settlement Section 7.9).]
Maui Fires Cases

filing of a Short Form Complaint and Notice of Adoption (“Complaint”) by a new Plaintiff, whichever is later. The deadline for completion of the Plaintiff Fact Sheet and Trial Case Damages Questionnaire may be modified as set out in CMO 7. Should the mediation process as set out in Section B not lead to a settlement, then any Defendant may serve additional non- duplicative discovery on the Plaintiff using any form of discovery available under the Hawaii Rules of Civil Procedure.
B.    Mediation Process Required.

1.    Each Plaintiff shall, within 120 days of the date serving a compliant Plaintiff Fact Sheet and Trial Damages Questionnaire described in Section A, engage in mediation with all Defendants named in the Plaintiff’s Complaint with a mediator or mediators agreed upon by all parties. The costs of mediation will be borne 50% by the Plaintiff(s) involved in the particular mediation and 50% by the Defendant(s) named in the particular Plaintiff’s complaint.
2.    In addition to the Plaintiff Fact Sheet and Trial Damages Questionnaire described in Section A, each Plaintiff shall, prior to engaging in mediation, serve each Defendant with all documents and information required to submit a claim for a Monetary Award, as defined by the Class Settlement Agreement.
3.    Plaintiff may not proceed to litigate their claims in Court until the completion of the mediation process described in this Section. All litigation deadlines, including without limitation deadlines for discovery or to file and serve a response to Plaintiff’s new or existing Complaint, shall be held in abeyance until the completion of the mediation process described in this Section.
Maui Fires Cases

4.    Should any Defendant contend that a particular Plaintiff is not entitled to continue his or her case because the Plaintiff did not submit a valid opt-out form or otherwise released their claims, then any Defendant may seek dismissal of that Plaintiff’s claims from the Court prior to commencing mediation. The deadline to mediate in this section is tolled while any motion seeking dismissal on the grounds set out in this paragraph is pending.
C.    Stay in Effect Until Answer. All Maui Fires cases are currently stayed and remain stayed (except as expressly set out herein) through the mediation process outlined in Section B. The stay for each individual case will be lifted only as follows. If a case does not resolve in the mediation process outlined in Section B, then each defendant’s deadline to answer or otherwise respond to the complaint is 30 days after the completion of that process. If any defendant files a dispositive motion within that timeframe, then no answer is due from any defendant. The stay remains in effect until a defendant files an answer (either upon the conclusion of the initial 30-day period or after resolution of the dispositive motion). Plaintiffs may not serve any discovery during the stay.
D.    Trial Date. No trial date shall be set until the completion of the mediation process described in Section B and the resolution of any dispositive motion filed under Section C. After all defendants answer the complaint, the parties shall notify the Court and request that the Court set a trial date that is no sooner than 12 months after the date that the request for a trial date is made.
E.    Dismissal of Plaintiffs Who Fail to Comply With This Order.
1.    Notice of Non-Compliance and Opportunity to Cure. If any Plaintiff fails to comply with any provision of this Order, Defendants shall provide Plaintiff written notice of such non-compliance (“Notice of Non-Compliance”) specifying the non-compliance and shall
Maui Fires Cases

file the Notice of Non-Compliance with the Court. Upon receipt of a Notice of Non- Compliance, Plaintiff shall have thirty (30) days to cure her, his, or its non-compliance specified in the Notice of Non-Compliance. During the period wherein non-compliance has not yet been cured, all deadlines applicable to Defendants shall be held in abeyance.
2.    Failure to Cure. If, after the passage of thirty (30) days of service of a Notice of Non-Compliance, a Plaintiff fails to cure her, his, or its non-compliance, upon application by the Defendants, the Plaintiff’s claims, as well as any derivative claim(s), will be dismissed with prejudice pursuant to HRCP 41(b) as against any Defendants.
3.    Extensions of Time. The Court, on motion and for good cause shown, may order an extension of the time to comply with this Order.
F.    Sanctions. Any Plaintiff or counsel for that Plaintiff who submits false or misleading information, or otherwise attempts to satisfy the documentation requirements of this Order through any form of deception, dishonesty or fraud, may be subject to appropriate sanctions (including monetary sanctions and costs) and dismissal with prejudice pursuant to HRCP 37.
G.    No Admission of Liability. This Case Management Order will not be construed as evidence, nor as an admission by Defendants of any liability or wrongdoing whatsoever or as an admission by the Plaintiffs of any lack of merit in their claims.
Maui Fires Cases

EXHIBIT 10

EXECUTION VERSION

Exhibit 10

APPENDIX REGARDING ALLOCATION OF GLOBAL SETTLEMENT AMOUNT

Class Plaintiffs1 and the IP Plaintiffs (collectively, “Parties”) agree to the following binding, final procedure to determine the proper allocation of the Aggregate Settlement Amount between the Class Settlement Amount and the Individual Settlement Amount:
1. The terms set forth in this Appendix apply only to the procedure to determine a proper allocation of the Aggregate Settlement Amount between the Class Settlement Amount and the Individual Settlement Amount are not applicable to any other matters. These terms shall not extend to or be applicable in any other contexts or matters
2. The allocation between the Class Settlement Amount and the Individual Settlement Amount of the limited settlement proceeds provided in the Aggregate Settlement Amount will be determined by an evidentiary hearing in a new Special Proceeding to be initiated by the Class Plaintiffs and the IP Plaintiffs before the Honorable Peter T. Cahill, Second Circuit Court of the State of Hawaii (“Court”). The Parties stipulate the case is a Maui Fires case and will label the complaint as a Maui Fires case.
3. Subject to the availability of the Court’s calendar and coordinating schedules among counsel, the Parties will request that the trial be held within approx. 75 days of the Settlement Date or as soon thereafter as the Court may order.
4. The Court will begin by allocating $25,000,000 to the Individual Settlement Fund to make the payment to the County contemplated under Section 4.1.2(k) of the Individual Settlement Agreement.
5. The Court will then determine a fair and equitable allocation of the Aggregate Settlement Amount, minus the $25,000,000 under Section 4 of this Appendix, based on (1) the number of represented individuals as of December 1, 2024 (“IP Plaintiffs”) and the potential value of their claims compared to the number of unrepresented individuals as of the same date, who are within the settlement class definition (“Class Plaintiffs”) and the potential value or lack thereof of their claims; (2) the terms of the Class Settlement Agreement and the Individual Settlement Agreement; and (3) other equitable and/or legal factors the Court may choose to consider, provided the Court shall not enter a ruling on whether certain claims within the Settlement Class definition are precluded under the economic loss rule, nor shall the allocation void or change the Settlement Class definition.
6. If the number of Individual Plaintiffs or eligible Class Plaintiffs in each damages category deviates significantly from the number presented at the evidentiary hearing, the Parties will seek to agree on an appropriate adjustment based on the data or submit to the Court

________________________
1 All capitalized terms used in this Exhibit 10 have the same meaning as in the Class Settlement Agreement and Individual Settlement Agreement, unless otherwise defined in this Exhibt 10.

Maui Fires Cases
Exhibit 10

EXECUTION VERSION

for resolution should agreement not be reached.
7. The Court’s allocation decision may be expressed in terms of percentages for the Class Settlement Amount and the Individual Settlement Amount, respectively. Any percentages will be translated to dollar figures for the subsequent Preliminary Approval motion and for purposes of determining the Class Settlement Amount and the Individual Settlement Amount.
8. IP Plaintiffs agree they shall provide registration data for all IP Plaintiffs as soon as feasible, which the Court and Class Plaintiffs shall rely upon for the purpose of the allocation. Registration data shall include, at minimum: (a) legal name; (b) address on August 8, 2023; (c) description by BrownGreer/IP damage category; and (d) name of attorney.
9. The following rules shall apply to the trial, subject to the Court’s discretion to otherwise alter these rules:
a. Hawaii Rules of Evidence and Civil Procedure unless otherwise agreed herein.
b. The burden of proof shall be in the nature of interpleader wherein Class and IP Plaintiffs may present evidence, argument, and testimony in support of their respective claims against the limited Aggregate Settlement Amount.
c. Deadlines for expert reports and expert depositions will be set following conference with the Court.
d. Any depositions shall be by mutual agreement by parties or court order.
e. Trial briefs setting forth the parties’ case, witness list, exhibit list, stipulations and any evidentiary issues will be due 7 days before trial begins.
f. Trial will consist of opening, witness examinations, and closing arguments.
g. After the Court issues findings of fact and conclusions of law and order, a final order will be entered that will be referenced within the Class Settlement Agreement and Individual Settlement Agreement.
h. The Parties will submit a joint request to the Court requiring insurers to provide all relevant data.
i. Both sides waive service, responsive pleadings, and answers.
10. The Parties irrevocably agree to waive appeals from the allocation award, any interlocutory or collateral orders entered in the Special Proceeding, or judgment entered in the Special Proceeding, and expressly agree that the Court’s determinations of the Class Settlement Amount and the Individual Settlement Amount is binding.
11. The Parties can settle at any time before judgment is entered.
Maui Fires Cases
Exhibit 10